UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Valley National Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Valley National Bancorp

2009 Proxy Statement

1455 Valley Road

Wayne, New Jersey 07470

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held, Tuesday, April 14, 2009

To Our Shareholders:

We invite you to the Annual Meeting of Shareholders of Valley National Bancorp (“Valley”) to be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Tuesday, April 14, 2009 at 10:00 a.m. to vote on the following proposals:

1.	Election of 15 directors.

2.	Ratification of the appointment of KPMG LLP as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.	Approval of Valley’s 2009 Long-Term Stock Incentive Plan.

4.	Non-binding approval of the compensation of Valley’s named executive officers as determined by the Compensation and Human Resources Committee.

Shareholders of record at the close of business on February 20, 2009 are entitled to notice of, and to vote at the meeting. Your vote is very important. Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card in the envelope provided or submit your proxy by telephone or the internet as instructed on the enclosed proxy card. The prompt return of your proxy will save the expense of further requests for proxies.

You may attend the meeting only if you own shares of common stock at the close of business on February 20, 2009. If your shares are registered with our transfer agent, American Stock Transfer, bring the admission ticket which is the top section of the proxy card. If you hold your shares in street name, you will need to bring evidence of your stock ownership and a valid form of photo identification to the meeting to be allowed access. Evidence of ownership can be in the form of your account statement or a letter from your broker, or other institution reflecting your share ownership as of the record date of February 20, 2009. Please allow ample time for the admission process.

Important notice regarding the availability of proxy materials for the 2009 annual meeting of shareholders: This Proxy Statement for the 2009 Annual Meeting of Shareholders and our 2008 Annual Report to Shareholders are available at: http://www.valleynationalbank.com/filings.html

We appreciate your participation and interest in Valley.

Sincerely,

Alan D. Eskow	Gerald H. Lipkin
Secretary	Chairman, President and Chief Executive Officer

Wayne, New Jersey

March 5, 2009

Valley National Bancorp

  2009 Proxy Statement

Valley National Bancorp

  2009 Proxy Statement

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

PROXY STATEMENT

GENERAL PROXY STATEMENT INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley,” the “Company,” “we,” “our” and “us”) for use at Valley’s 2009 Annual Meeting of Shareholders and at any adjournment of the meeting. You are cordially invited to attend the meeting, which will be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Tuesday, April 14, 2009 at 10:00 a.m. local time. This proxy statement is first being mailed to shareholders on or about March 5, 2009.

SHAREHOLDERS ENTITLED TO VOTE

The record date for the meeting is February 20, 2009. Only holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

On the record date there were 135,024,030 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

MULTIPLE COPIES OF VALLEY’S ANNUAL REPORT AND PROXY STATEMENT

When more than one holder of our common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com. The proxy statement and the annual report are available at the following weblink: http://www.valleynationalbank.com/filings.html

You may also contact Ms. Grenz at the address or telephone number above if you are a shareholder of record of Valley and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

PROXIES AND VOTING PROCEDURES

Your vote is important and you are encouraged to vote your shares promptly.

Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is, FOR the election of the 15 nominees for director named in this proxy statement, FOR the ratification of the appointment of KPMG LLP, FOR the approval of Valley’s 2009 Long-Term Stock Incentive Plan and FOR the non-binding approval of the compensation of Valley’s named executive officers, unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised.

If any other matters are properly presented at the meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment. As of the date of this proxy statement we did not anticipate that any other matters would be raised at the meeting.

We are offering you three alternative ways to vote your shares.

Valley National Bancorp

  2009 Proxy Statement

TO VOTE BY MAIL. To vote your proxy by mail, please sign, date, and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (Touch-Tone Phone Only). If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

TO VOTE BY INTERNET. If you wish to vote using the internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled “Voting in Person; Revoking Your Proxy.”

If you are a participant in the Company’s Dividend Reinvestment Plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by internet.

If you are an employee or former employee of the Company, and participate in our Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature—”KSOP”), you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the KSOP and do not vote, the plan trustee will vote the plan shares for which voting instructions are received in the proportion for which instructions for such shares were received under the plan. The plan trustee will also vote the unvoted shares (for which instructions were not received) in the same proportion as shares for which instructions were received under the plan. Therefore, if you are a participant in the KSOP and vote your shares, the trustee will use your vote when determining the proportion.

VOTING IN PERSON; REVOKING YOUR PROXY

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of the Company, Alan D. Eskow, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the internet. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supersede any prior votes.

REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the meeting. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the meeting. The ratification of the appointment of KPMG LLP will be approved if a majority of the votes cast are FOR the proposal. Abstentions and broker “non-votes” will have no impact on the ratification of KPMG LLP. Shareholder approval of the proposed Valley National Bancorp 2009 Long-Term Stock Incentive Plan requires the affirmative vote of a majority of votes cast on the proposal where total votes cast represent over 50% of all shares entitled to vote. Abstentions will be counted in determining whether the votes cast represent 50% of the shares entitled to vote on the proposal, but will have the effect of a negative vote with respect to approval of this proposal. Broker non-votes will be disregarded and will have no effect on the outcome of this proposal. The advisory proposal regarding the compensation of our named executive officers will be approved if a majority of the votes cast are FOR the proposal. Abstentions and broker “non-votes” will have no impact on the approval of this advisory proposal.

Valley National Bancorp

  2009 Proxy Statement

METHOD AND COST OF PROXY SOLICITATION

This proxy solicitation is being made by our Board of Directors and we will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of the Company in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of the Company common stock.

ITEM 1

ELECTION OF DIRECTORS

DIRECTOR INFORMATION

We are asking you to vote for the election of directors. Under our by-laws, the Board of Directors (the “Board”) fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The Board has fixed the number of directors at 15.

The persons named on the proxy card intend to vote the proxies FOR the election of the 15 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. The Board retains the right to reduce the number of directors to be elected if any nominee is not available to be elected.

Each candidate for director has been nominated to serve a one-year term until our 2010 annual meeting and thereafter until the person’s successor has been duly elected and qualified. The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ position with the Company (if any), the principal occupation or employment of each nominee for the past five years, any other directorships held by the nominee with companies registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act and the period during which each nominee has served as our director. The nominees’ prior service as directors includes prior service as directors of Valley National Bank (the “Bank”) prior to the formation of the holding company.

Valley National Bancorp

  2009 Proxy Statement

Name	Age	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Andrew B. Abramson	55	President and Chief Executive Officer, Value Companies, Inc. (a real estate development and property management firm)	1994
Pamela R. Bronander	52	Vice President, KMC Mechanical, Inc. (mechanical contractor)	1993
Eric P. Edelstein	59	Retired; Former Executive Vice President and Chief Financial Officer, Griffon Corporation (manufacturer and developer of variety of products); former Managing Partner-Business Consulting Practices of Arthur Andersen LLP	2003
Mary J. Steele Guilfoile	54	Chairman of MG Advisors, Inc. (privately owned financial services merger and acquisition advisory and consulting firm); former Executive Vice President and Chief Administrative Officer of J. P. Morgan Chase & Co.; former Partner, Chief Financial Officer and Chief Operating Officer of The Beacon Group, LLC (private equity, strategic advisory and wealth management partnership); Partner, The Beacon Group, a private investment group; Director, Interpublic Group of Companies (NYSE listed advertising and marketing company); CPA	2003
Graham O. Jones*	64	Partner and Attorney, at law firm of Jones & Jones	1997
Walter H. Jones, III*	66	Retired; Former Chairman of the Board of Hoke, Inc. (manufacturer of precision fluid control products)	1997
Gerald Korde	65	President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company)	1989
Michael L. LaRusso	63	Financial Consultant; Former Executive Vice President and Director of Corporate Monitoring Group-Union Bank of California (Bank)	2004
Marc J. Lenner	43	Chief Executive Officer and Chief Financial Officer of Lester M. Entin Associates (a real estate development and management company); formerly employed by Hoverman, Miller, Goldstein & Lesser, P.C.; CPA	2007
Gerald H. Lipkin Chairman of the Board, President and Chief Executive Officer	68	Chairman of the Board, President and Chief Executive Officer of Valley National Bancorp and Valley National Bank	1986
Robinson Markel	74	Counsel to the law firm of Katten Muchin Rosenman LLP; former Director of Merchants New York Bancorp, Inc. and The Merchants Bank of New York	2001
Richard S. Miller	74	President of the law firm of Williams, Caliri, Miller & Otley, a Professional Corporation; former director of Ramapo Financial Corporation and The Ramapo Bank	1999
Barnett Rukin	68	Chief Executive Officer, SLX Capital Management (asset manager)	1991
Suresh L. Sani	44	Vice President, First Pioneer Properties, Inc. (a privately-owned commercial real estate management company); former associate at the law firm of Shea & Gould	2007
Robert C. Soldoveri**	55	Owner/Manager, Solan Management LLC (an investment property management firm); former director of Greater Community Bancorp and Greater Community Bank.	2008

*	Mr. Graham Jones and Mr. Walter Jones are brothers.
**	Mr. Soldoveri was appointed to the Board on June 25, 2008.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINATED SLATE OF DIRECTORS. DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE MEETING.

Valley National Bancorp

  2009 Proxy Statement

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee has appointed KPMG LLP to audit Valley’s financial statements for 2009. We are asking you to ratify that appointment. On March 5, 2008, Valley, pursuant to the approval of the Company’s Audit and Risk Committee, dismissed Ernst & Young LLP (“E&Y”) as independent registered public accounting firm and engaged KPMG LLP (“KPMG”) as our independent registered public accounting firm.

The reports of E&Y on our financial statements for the years ended December 31, 2006 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2006 and December 31, 2007 and through March 5, 2008, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its audit report on the Company’s financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. During the years ended December 31, 2006 and December 31, 2007 and through March 5, 2008, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is filed as Exhibit 16 to the Form 8-K filed on March 7, 2008.

KPMG audited our books and records for the year ended December 31, 2008, while E&Y performed the audited services for the year ended December 31, 2007. The fees billed for services rendered to us by our independent accountants for the years ended December 31, 2008 and 2007 were as follows:

	2008*	2007
Audit fees	$627,000	$709,000
Audit-related fees	24,000	48,000
Tax fees	15,000	—
All other fees	—	—

Total	$666,000	$757,000

*	Amounts exclude $333 thousand of unbilled fees for KPMG.

“Audit Fees” include the fees associated with the effectiveness of our internal control over financial reporting integrated with the audit of our consolidated financial statements. “Audit-Related Fees” include fees paid for benefit plan audits and other attestation services not directly related to the audit of our consolidated financial statements. “Tax Fees” include fees paid for tax advice services related to general state and local taxes. There were no “All Other Fees” during the years of 2008 and 2007.

The Audit and Risk Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by its independent accountants to Valley. The policy requires that all services to be performed by KPMG, Valley’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit and Risk Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit and Risk Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. All services rendered by KPMG are permissible under applicable laws and regulations, and the Audit and Risk Committee pre-approved all audit, audit-related and non-audit services performed by KPMG during fiscal 2008. Representatives of KPMG, will be available at the annual meeting and will have the opportunity to make a statement and answer questions from shareholders regarding 2008 financial results.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 2

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS VALLEY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009. RATIFICATION OF THE APPOINTMENT OF KPMG REQUIRES THE FAVORABLE VOTE OF A MAJORITY OF THE VOTES CAST.

Valley National Bancorp

  2009 Proxy Statement

REPORT OF THE AUDIT AND RISK COMMITTEE

March 1, 2009

To the Board of Directors of Valley National Bancorp:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG, performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

The following is the report of the Audit and Risk Committee with respect to the audited financial statements for fiscal 2008. With respect to fiscal 2008, the Audit and Risk Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and KPMG;

•	discussed with KPMG the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended;

•

received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit and Risk Committee concerning independence, and discussed with KPMG their independence from management and Valley;

•	approved the audit and non-audit services provided during fiscal 2008 by KPMG.

Based on the foregoing review and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2008.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2008 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. KPMG is also required by Section 404 to prepare and include as part of the Company’s 2008 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment. During the course of 2008, management regularly discussed the internal control review and assessment process with the Audit and Risk Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit and Risk Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit and Risk Committee also discussed this process with KPMG. Management’s assessment report and the auditor’s attestation report are included as part of the 2008 Annual Report on Form 10-K.

Andrew B. Abramson, Committee Chairman

Eric P. Edelstein, Vice Chairman

Pamela R. Bronander

Gerald Korde

Michael L. LaRusso

Marc J. Lenner

Valley National Bancorp

  2009 Proxy Statement

ITEM 3

APPROVAL OF VALLEY NATIONAL BANCORP

2009 LONG-TERM STOCK INCENTIVE PLAN

APPROVAL OF THE 2009 LONG-TERM STOCK INCENTIVE PLAN

We are asking you to approve the new 2009 Long-Term Stock Incentive Plan. The Board of Directors has approved for submission to our shareholders the Valley National Bancorp 2009 Long-Term Stock Incentive Plan (the “2009 Plan”) set forth in Appendix A to this Proxy Statement. The full text of the 2009 Plan is attached to this Proxy Statement as Appendix A and the following description of the 2009 Plan is qualified in its entirety by reference to Appendix A. The purpose of the 2009 Plan is to provide additional incentive to Company officers and key employees of the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their responsibilities, to attract and retain competent and dedicated individuals, and to align the interests of those officers and employees more closely with the interests of our shareholders.

TYPES OF OPTIONS AND AWARDS

The 2009 Plan provides that the Compensation and Human Resources Committee (the “Committee”) may grant eligible employees incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. All options and awards to be granted under the 2009 Plan are options for or awards relating to shares of the Company’s common stock. “Incentive stock options” to be granted under the 2009 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), as amended. “Non-qualified stock options” are those options, which when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

SHARES SUBJECT TO THE 2009 PLAN

In approving the 2009 Plan, the Board of Directors provided for the issuance under the 2009 Plan of 6,100,000 shares of which not more than an aggregate of 1,000,000 shares may be issued or transferred pursuant to options and/or awards to any one eligible employee. Subject to the foregoing aggregate limitations, the maximum number of shares that may be issued or transferred pursuant to options or awards for incentive stock options, non-qualified stock options and stock appreciation rights will be 6,100,000 and the maximum number of shares that may be issued or transferred pursuant to awards of restricted stock will be 6,100,000.

The 2009 Plan provides that the Committee shall conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a change in capitalization (as defined in the 2009 Plan). Any such adjustment to shares subject to outstanding incentive stock options will be made in a manner so as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

TERMINATION AND AMENDMENT

The 2009 Plan will terminate on the day preceding the tenth anniversary of its effective date. However, the Board of Directors has the right to terminate the 2009 Plan at any time. The Board also has the right to amend the 2009 Plan. However, except as provided under the 2009 Plan for changes in capitalization or the effects of certain transactions, without the approval of our shareholders no amendment may be made to the 2009 Plan if the amendment would (a) increase the maximum number of shares as to which options or awards may be granted under the 2009 Plan, (b) change the class of persons eligible to participate, or (c) cause options issued under the 2009 Plan to be repriced or to lower the exercise price of a previously granted option.

The rights under any option or award granted before any amendment to the 2009 Plan may not be adversely affected by such amendment, except with the consent of the optionee or grantee, as the case may be.

Valley National Bancorp

  2009 Proxy Statement

ADMINISTRATION

The 2009 Plan will be administered by a committee of two (2) or more directors designated by the Board. Each member of the Committee will be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act) and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum and a majority of a quorum may authorize any action. No failure to be so qualified will invalidate any option or award or any action or inaction under the 2009 Plan.

The Committee will have the power to identify each officer or key employee qualified to receive an option or award (an “optionee” or “grantee,” respectively) and determine the number of shares subject to each option or award, the date of grant and the terms and conditions governing the option or award. The Committee will also be charged with the responsibility of interpreting the 2009 Plan and making all administrative determinations.

ELIGIBILITY

All officers and other key employees of the Company or its subsidiaries designated by the Committee will be eligible to receive options or awards under the 2009 Plan, but no person may receive any options or awards unless he/she is an employee of the Company or a subsidiary at the time the option or award is granted.

TERMS AND CONDITIONS OF STOCK OPTIONS

TERM. All options to be granted under the 2009 Plan will be for such term as the Committee determines, provided that (i) all incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) all non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 2009 Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of Valley common stock must have terms of five years or less.

PURCHASE PRICE. The 2009 Plan provides that the purchase price shall be set forth in the grant agreement between the eligible employee and the Company. The purchase price per share under each incentive stock option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted an optionee who owns more than 10% of Valley common stock) and the purchase price per share under each non-qualified stock option must not be less than 100% of the fair market value of a share at the time the option is granted. The 2009 Plan defines “fair market value” on any date generally, as the last sale price reported on the New York Stock Exchange. The market value of the Company’s common stock underlying the options as of February 20, 2009 was $10.67.

The 2009 Plan provides that the purchase price and required tax withholding for shares purchased pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price and required tax withholding may be paid (i) in cash, (ii) by check, (iii) at the discretion of the Committee, by transferring shares having a fair market value on the day preceding the date of exercise of the option equal to the aggregate purchase price for the shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee; provided that such shares have been held by the optionee for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iv) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by having shares that would otherwise have been delivered to the optionee upon exercise of the option withheld by the Company or (v) such other method as approved by the Committee at the discretion of the Committee.

EXERCISE PERIOD. The 2009 Plan provides that if an optionee’s employment terminates by reason of death, the right of the optionee, his or her estate, beneficiary or representative to exercise any outstanding, vested options will terminate one year following such termination of employment and shall thereafter terminate, provided that notice is given by the Company no later than six months following termination. If notice is given later than six months after termination, the options will terminate six months from the date of notice, but in no event later than two years after termination. If no notice is given, the options will terminate at the expiration of two years following termination. If the termination of employment is due to the optionee’s Retirement (as defined in the 2009 Plan), the option will be exercisable for the remaining term of the Option, and shall be unaffected by the optionee’s death. If an optionee’s employment terminates by reason of dismissal for “Cause” (as defined in the 2009 Plan) the right of the optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an optionee’s employment terminates for any other reason, the option will be exercisable for a period of 90 days following termination of employment.

Valley National Bancorp

  2009 Proxy Statement

Notwithstanding the foregoing, the Committee may provide, either at the time the option is granted or thereafter, that the option may be exercised after periods provided above, but in no event beyond the term of the option to the extent that such extension may be made in accordance with Section 409A of the Code.

Upon death or Retirement, all options become immediately and fully exercisable.

CHANGE-IN-CONTROL PROVISIONS. In the event of a Change-in-Control (as defined in the 2009 Plan), all options outstanding on the date of such a Change of Control shall become immediately and fully exercisable.

SUBSTITUTION OR MODIFICATION. The 2009 Plan provides that the Committee may modify outstanding options or accept the surrender of outstanding options (to the extent not exercised) and grant new options in substitution for them. Notwithstanding the foregoing, except as stated in the 2009 Plan or an option agreement, no modification of an option may alter or impair any rights or obligations under the option without the optionee’s consent. In addition, no amendment or modification of an option may cause an option issued under the 2009 Plan to be repriced or to lower the exercise price of a previously granted option.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

TERM. All stock appreciation rights available for issuance under the 2009 Plan will be for such term as the Committee determines. If granted in connection with an option, such Stock Appreciation Right will cover the same shares covered by the option (or such lesser number of shares as the Committee may determine) and, except as provided below, be subject to the same term as the related option.

EXERCISE. The 2009 Plan provides that a Stock Appreciation Right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such Stock Appreciation Right is connected to an incentive stock option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related incentive stock option. The 2009 Plan provides that a Stock Appreciation Right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the Committee will determine, but in no event shall they have a term of greater than ten years. Upon the death or Retirement of a grantee, all Stock Appreciation Rights become immediately exercisable. The 2009 Plan provides that if an optionee’s employment terminates by reason of death, the right of the optionee, his or her estate, beneficiary or representative to exercise any Stock Appreciation Right will terminate one year following such termination of employment and shall thereafter terminate. Upon the Retirement of a grantee, the stock appreciation rights held by that grantee will be exercisable for a period of 90 days following such termination of employment. Other exercise terms generally parallel those applicable to options.

PAYMENT. The 2009 Plan provides that upon exercise of a Stock Appreciation Right related to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such Stock Appreciation Right over the per share purchase price under the related option, by (B) the number of shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted. The 2009 Plan provides that upon exercise of a Stock Appreciation Right unrelated to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such Stock Appreciation Right over the per share fair market value of a share on the date of the grant of the Stock Appreciation Right, by (B) the number of shares as to which such Stock Appreciation Right is being exercised. The Committee has discretion to make such payments either solely in shares of the Company’s Common Stock in a number determined at their fair market value on the date of exercise of the Stock Appreciation Right or in cash or in a combination of cash and shares.

RESTRICTIONS. The 2009 Plan provides that no Stock Appreciation Right may be exercised before the date six months after the date it is granted, except in the event of death of the grantee before the expiration of the six-month period or in the event of a Change-in-Control.

CHANGE-IN-CONTROL. In the event of a Change-in-Control, subject to the Restrictions immediately above, all stock appreciation rights shall become immediately and fully exercisable.

Valley National Bancorp

  2009 Proxy Statement

TERMS AND CONDITIONS OF RESTRICTED STOCK

TERMS AND CONDITIONS. The 2009 Plan provides that upon granting a restricted stock award an agreement between the grantee and the Company will set forth the restrictions, terms, and conditions of the award. Such agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the restricted stock, the shares will be issued in the name of the grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with an escrow agent pending termination of the applicable restrictions. The 2009 Plan provides that, except as provided by the agreement between the grantee and the Company, upon delivery of such shares to the escrow agent, the grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends paid or made with respect to the shares, unless the Committee, in its discretion, determines that such payment of dividends should be deferred.

If a grantee receives rights or warrants with respect to any shares which were awarded to him as restricted stock, such rights or warrants or any shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the grantee free and clear of the restrictions and obligations provided by the 2009 Plan.

At the time of an award of shares of restricted stock, the Committee may, in its discretion, determine that the payment to the grantee of dividends, or a specified portion thereof, declared or paid on shares of restricted stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of such shares under Section 8(b) hereof, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

RESTRICTIONS. The 2009 Plan provides that the restrictions upon the shares of restricted stock will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee determines as may be set forth in the Agreement. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of the Company or a subsidiary from the date the award was granted or unless the Committee sets a later date for the lapse of the restrictions. In the event of a Change-in-Control, all restrictions upon any shares of restricted stock lapse immediately and all such shares become fully vested in the grantee. In the event of termination of employment as a result of death or Retirement of a grantee, all restrictions upon shares of restricted stock awarded to such grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of restricted stock awarded. When the restrictions lapse, the Company will deliver to the grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws) equivalent to the number of shares of restricted stock for which the restrictions have terminated. Notwithstanding the foregoing, if requested by the grantee, the Committee, in its discretion, has the right to cancel shares of restricted stock to be delivered to the grantee having a fair market value, on the day preceding the date of vesting of the restricted stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such shares of restricted stock as payment for the grantee’s aggregate required tax withholding for the vesting of any shares of restricted stock

EFFECT OF CERTAIN TRANSACTIONS. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision will be made for the assumption of the 2009 Plan (and options and awards under the 2009 Plan), or the substitution of new options or awards. Notwithstanding the foregoing, any other provision in the 2009 Plan or in any option or award agreement, in the event of a transaction listed above or a Change-in-Control, the Committee, with the approval of the Board, has the right and authority to cancel and terminate all outstanding options and awards by paying each holder of an option or award in cash the difference between the exercise price, if any, and the fair market value of the shares underlying the option or award on the date of the consummation of the transaction or Change-in-Control.

FEDERAL TAX CONSEQUENCES UNDER THE 2009 PLAN

The following is a summary of the federal income tax consequences of transactions under the 2009 Plan, based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

Valley National Bancorp

  2009 Proxy Statement

Pursuant to the 2009 Plan, eligible employees may be granted the following benefits: Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Restricted Stock Awards.

INCENTIVE STOCK OPTIONS (“ISOS”). No income is realized by the optionee upon the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If common stock is issued to an optionee upon exercise of an ISO, and if the optionee does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the shares are issued to the optionee, then (1) on the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, then generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares, and (2) the Company will be entitled to deduct the amount of income taxed to the optionee for federal income tax purposes if the amount represents an ordinary and necessary business expense. Consequently, the Company requires the optionee to notify us if there is a disposition prior to the expiration of either holding period described above. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

If an ISO is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a non-qualified stock option, except when termination of employment is due to death. In the case of termination as a result of death, if an ISO is exercised more than one year after termination of employment, the option will be taxed in the same manner as a non-qualified stock option. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See “Special Rules Applicable to Corporate Insiders,” below.

NON-QUALIFIED STOCK OPTIONS. With respect to options that do not qualify as incentive stock options under Section 422 of the Code (1) no income is realized by the optionee at the time the option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, (3) the Company is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee. Prior to the exercise of an option, the optionee shall make an appropriate payment or other provision (which may include the withholding of shares of common stock) with respect to any withholding or similar tax requirement. The Company requires payment by the optionee of the withholding tax at the time of exercise, and (4) upon disposition of the common stock acquired by exercise of the non-qualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See “Special Rules Applicable to Corporate Insiders,” below.

STOCK APPRECIATION RIGHTS. With respect to Stock Appreciation Rights (1) in general, no income is realized by the grantee at the time the Stock Appreciation Right is granted, (2) generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the cash received and the fair market value of any shares of common stock received on the exercise (payment by the grantee of the applicable withholding tax is required), and (3) the Company may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee. In addition, different income recognition rules may apply if common stock is received on exercise by a grantee who is also an officer or more than 10% shareholder. See “Special Rules Applicable to Corporate Insiders,” below.

RESTRICTED STOCK AWARDS. With respect to restricted stock (1) in general, no income is realized by the grantee at the time the restricted stock is granted and (2) when restrictions on the restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the stock by the grantee. However, a grantee may elect under Section 83(b) of the Internal Revenue Code within 30 days after the date of receipt of the restricted stock to be taxed differently. In such a case (1) income is realized by the grantee at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares and (2) when the shares are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).

Valley National Bancorp

  2009 Proxy Statement

With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date (except that a Section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the date of grant). The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.

DIVIDENDS ON RESTRICTED STOCK. Dividends paid on restricted stock still subject to forfeiture will generally be treated as compensation that is taxable as ordinary income to the grantee and may be deductible by the Company. If the grantee elected to pay tax on the stock at the time of the award, however, the dividends paid on the restricted stock are treated as dividend income, which generally is taxable at a 15% rate to the grantee and not deductible by the Company. If dividends are deferred with respect to restricted stock awards, then dividends will be taxed as compensation at ordinary income rates when paid to the grantee and will generally be deductible by the Company at that time.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS. Generally, individuals subject to Section 16(b) of the Exchange Act (“Insiders”) are not taxed until six months after exercise of a non-qualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. (A similar rule applies with respect to shares received upon the exercise of stock appreciation rights.) However, an Insider who elects to be taxed under Section 83(b) of the Code should be taxed on the excess of the fair market value of the shares at the time of exercise over the option purchase price.

STOCK SWAPS. The 2009 Plan provides that, with the Company’s permission, an optionee may transfer previously owned shares to the Company to satisfy the purchase price under an option (a “Stock Swap”). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an ISO, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the ISO. If, however, shares acquired through the exercise of an ISO are used in a Stock Swap prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see “Incentive Stock Options,” above).

If a Stock Swap is used to exercise a non-qualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and the basis and holding period of the old shares will be carried over into the new shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the optionee’s compensation income and the holding period for such shares will begin on the date of the Stock Swap.

CAPITAL GAINS. Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 35%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

2009 PLAN BENEFITS

There were approximately 853 officers and 1,930 other employees of the Company and its Subsidiaries as of December 31, 2008. Because the Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the 2009 Plan or determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof under the 2009 Plan. No officers or other employees have received awards or will receive awards before the date of the Shareholder meeting.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 3

THE VALLEY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEM 3.

Valley National Bancorp

  2009 Proxy Statement

In accordance with the listing requirements of the NYSE, shareholder approval of the proposed Valley National Bancorp 2009 Long-Term Stock Incentive Plan requires the affirmative vote of a majority of votes cast on the proposal where total votes cast represent over 50% of all shares entitled to vote. Shareholders are entitled to vote “For,” “Against” or “Abstain.” Abstentions will be counted in determining whether the votes cast represent 50% of the shares entitled to vote on the proposal and have the effect of a negative vote with respect to approval of this proposal. Broker non-votes will be disregarded and will have no effect on the outcome of this proposal.

COMPENSATION PLANS

The following table sets forth information as of December 31, 2008 with respect to compensation plans under which shares of our common stock may be issued:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted- average exercise price on outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders*	3,193,624	$20.20	1,618,538

Equity compensation plans not approved by security holders	—	—	—

Total	3,193,624	$20.20	1,618,538

*	The 1999 Long-Term Stock Incentive Plan, our equity compensation plan, expired in January of 2009.

ITEM 4

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures are competitive, are focused on pay- for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “Stimulus Act”) into law. The Stimulus Act requires, among other things, every participant in the Troubled Asset Relief Program to permit a non-binding shareholder vote to approve the compensation of the participant’s executives. Accordingly, we are asking you to approve the compensation of Valley’s named executive officers as described under “Executive Compensation—Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Under the Stimulus Act, your vote is advisory and will not be binding upon the Board. However, the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION AND VOTE REQUIRED FOR ITEM 4

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DETERMINED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE. THE FAVORABLE VOTE OF A MAJORITY OF THE VOTES CAST WILL CONSTITUTE APPROVAL OF THIS ADVISORY PROPOSAL.

Valley National Bancorp

  2009 Proxy Statement

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the company’s business through discussions with the Chairman and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about the company and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also served as directors of our subsidiary bank, Valley National Bank (the “Bank”), during 2008. It is our policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. In 2008, all directors (with the exception of Mr. Edelstein) then serving attended our annual meeting. Mr. Edelstein could not attend the annual meeting due to a personal emergency.

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance practices, which the Board and senior management believe promote this purpose. Periodically these governance practices, as well as the rules and listing standards of the New York Stock Exchange, or NYSE and the regulations of the Securities and Exchange Commission, or SEC, are reviewed. In addition, in connection with the acquisition of Greater Community Bancorp in the third quarter of 2008, we issued warrants to purchase approximately 918,000 shares of our common stock. The warrants were listed on the NASDAQ Capital Market. As a result of this listing, our board was also required to review the rules and listing standards of NASDAQ.

DIRECTOR INDEPENDENCE

The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit and Risk Committees are “independent” for purposes of the independence standards of both the New York Stock Exchange and NASDAQ, and that all of the members of the Audit and Risk Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and the independence standards of both the New York Stock Exchange and NASDAQ. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.

Our independent directors are: Andrew B. Abramson, Pamela R. Bronander, Eric P. Edelstein, H. Dale Hemmerdinger, Gerald Korde, Michael L. LaRusso, Marc J. Lenner, Robinson Markel, Richard S. Miller, Barnett Rukin and Suresh L. Sani. Graham Jones is not considered independent under our Categorical Standards for Independence because of an unanticipated increase in 2008 in the amount of revenues his law firm was paid for work for the Bank. Graham Jones may have been considered independent under the NYSE standards. Under the more restrictive NASDAQ standards, Graham Jones cannot be considered independent because the revenues paid to his law firm exceeded the NASDAQ threshold. Walter H. Jones, III, was not considered independent because, although he has no relationship with the law firm, he is the brother of Graham Jones. Under the NYSE standards and the Company’s standards, Walter H Jones, III, would have been considered independent.

To assist in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company fall within these categories is independent:

•

A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss;

•

A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president;

Valley National Bancorp

  2009 Proxy Statement

•

Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

•

Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

•

Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $120,000 or 5% of the gross revenues of the business.

The Board considered the following categories of items for each director it determined was independent:

Name	Loans*	Trust Services/Assets Under Management	Banking Relationship with VNB	Professional Services to Valley	Commercial Relationship
Andrew B. Abramson	Commercial and Personal	Trust Services	Checking, Savings, Certificate of Deposit	None	None

Pamela R. Bronander	Commercial and Personal Line of Credit, Home Equity	None	Checking, Savings, Certificate of Deposit	None	None

Eric P. Edelstein	Residential Mortgage	None	Checking	None	None

H. Dale Hemmerdinger	Commercial and Personal	None	Checking, Savings	None	Partnership that leases property to VNB

Gerald Korde	Commercial, Commercial and Personal Line of Credit	Trust Services	Checking, Money Market	None	None

Michael L. LaRusso	Mortgage, Home Equity	None	Checking, Money Market, Safekeeping	None	None

Marc J. Lenner	Commercial Mortgage	None	Checking, Certificate of Deposit	None	None

Robinson Markel	None	None	Checking	Legal	None

Richard S. Miller	None	None	Checking, Savings	Legal	None

Barnett Rukin	Commercial and Home Mortgages, Line of credit	Assets Under Management	Checking, Safe Deposit Box	None	None

Suresh L. Sani	Commercial Mortgage	None	Money Market	None	None

*	In compliance with Regulation O.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Valley’s Corporate Governance Guidelines require the Board to provide for executive sessions with only independent, non-management directors participating. At least once a year, the Board holds an executive session including only independent, non-management directors. Valley’s Board has chosen to rotate the presiding director for each meeting among the respective chairmen of the Audit and Risk, Compensation and Human Resources, and Nominating and Corporate Governance Committees.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS WITH DIRECTORS

The Board of Directors has established the following procedures for shareholder or interested party communications with the Board of Directors:

•

Shareholders or interested parties wishing to communicate with the Board of Directors should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, at 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

Valley National Bancorp

  2009 Proxy Statement

•

The Corporate Secretary will forward such communication to the Board of Directors or, as appropriate, to the particular committee chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to determine the appropriate disposition of the communication. All such communications will be kept confidential to the extent possible.

•

The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by any Board member, and will regularly review all such communications with the Board or the appropriate committee chairman.

The Board of Directors has also established the following procedures for shareholder or interested party communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

•

Shareholders or interested parties wishing to communicate with the presiding director of executive sessions should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•

The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to determine the appropriate disposition of the communication. All such communications will be kept confidential to the extent possible.

•

The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

COMMITTEES OF THE BOARD OF DIRECTORS; BOARD OF DIRECTORS MEETINGS

In 2008, the Board of Directors maintained an Audit and Risk Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. Only independent directors serve on these committees.

During 2008, each director attended at least 82% or more of the meetings of the Board of Directors, the Bank Board and of each committee on which he or she served. Our Board met seven times during 2008 and the Bank’s Board met thirteen times during 2008.

The following table presents 2008 membership information for each of our Audit and Risk, Nominating and Corporate Governance, and Compensation and Human Resources Committees.

Name	Audit and Risk	Nominating and Corporate Governance	Compensation and Human Resources
Andrew B. Abramson	X*	X	X
Pamela R. Bronander	X
Eric P. Edelstein	X**		X**
H. Dale Hemmerdinger		X	X
Gerald Korde	X	X	X*
Michael L. LaRusso	X		X
Mark J. Lenner	X
Robinson Markel		X*	X**
Richard S. Miller		X
Barnett Rukin			X

*	Committee Chairman
**	Vice Chairman

Valley National Bancorp

  2009 Proxy Statement

AUDIT AND RISK COMMITTEE. The committee met nine times during 2008. The Board of Directors has determined that each member of the Audit and Risk Committee is financially literate and that more than one member of the Audit and Risk Committee has the accounting or related financial management expertise required by the New York Stock Exchange. The Board of Directors has also determined that Mr. Edelstein meets the SEC criteria of an “Audit Committee Financial Expert.”

The charter for the Audit and Risk Committee can be viewed at the “Corporate Profile” link on our website www.valleynationalbank.com. The charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. Each member of the Audit and Risk Committee is independent. Other responsibilities of the Audit and Risk Committee pursuant to the charter include:

•	Reviewing the scope and results of the audit with Valley’s independent registered public accounting firm;

•	Reviewing with management and Valley’s independent registered public accounting firm Valley’s interim and year-end operating results including SEC periodic reports and press releases;

•	Considering the appropriateness of the internal accounting and auditing procedures of Valley;

•	Considering Valley’s outside auditors’ independence;

•	Overseeing the risk management, internal audit and internal compliance functions;

•	Reviewing examination reports by regulatory agencies, together with management’s response and follow-up;

•	Reviewing the significant findings and recommended action plans prepared by the internal audit function, together with management’s response and follow-up; and

•	Reporting to the full Board concerning significant matters coming to the attention of the committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The committee met six times during 2008. This committee reviews qualifications of and recommends to the Board candidates for election as director of Valley and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the Chief Executive Officer (“CEO”) positions. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include:

•	Director qualifications and standards;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Limitations on board members serving on other board of directors;

•	Director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning.

The committee is also charged with overseeing the Board’s adherence to our corporate governance principles and Code of Conduct and Ethics. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” Each member of the Nominating and Corporate Governance Committee is independent.

COMPENSATION AND HUMAN RESOURCES COMMITTEE. The committee met eight times during 2008. The committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for named executive officers (“NEOs”) and other executive officers. It also administers our non-equity

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compensation plan and the equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, which delegates to the committee the responsibility to recommend Board compensation. Each member of the Compensation and Human Resources Committee is independent.

AVAILABILITY OF COMMITTEE CHARTERS

The Audit and Risk Committee, Nominating and Corporate Governance Committee, and Compensation and Human Resources Committee each operates pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. All of the committee charters can be viewed at the “Corporate Profile” link on our website www.valleynationalbank.com. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

NOMINATION OF DIRECTORS

Nominations for a director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•

Directors may not be nominated for election to the Board in the calendar year after the year in which the director turns 75; except that a director past 75 years of age who remains employed full time in his or her primary business can be nominated for reelection. The Nominating and Corporate Governance Committee must excuse such a director from participating in the discussion of his/her own renomination;

•	The maximum age for an individual to join the Board shall be age 60;

•	Each Board member must demonstrate that he or she is mentally and physically able to serve regardless of age;

•	Each Board member must be a U.S. citizen and comply with all qualifications set forth in 12 USC §72;

•	A majority of the Board members must maintain their principal residence within 100 miles of Wayne, New Jersey (Valley’s primary service area);

•	Board members may not stand for re-election to the Board for more than four terms following his or her establishment of a legal residence outside of New Jersey, New York, or Connecticut;

•	Each Board member must own a minimum of 5,000 shares of our common stock of which 1,000 shares must be in his or her own name (or jointly with the director’s spouse) and not pledged or hypothecated;

•

Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned Committee Meetings for two consecutive years, will not be nominated for re-election;

•

Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

•	Each Board member should be available for continuing education opportunities throughout the year;

•	Each Board member is expected to be above reproach in their personal and professional lives and their financial dealings with Valley, the Bank and the community;

•

If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct and Ethics, or (d) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign upon request of the Board. If a loan made to a director or guaranteed by a director is classified substandard, the Board member shall resign upon request of the Board of Directors;

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•	No Board member should serve on the board of any other bank or financial institution or on more than two boards of other public companies while a member of Valley’s Board;

•	Each Board member should be an advocate for Valley within the community; and

•	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.

The Nominating and Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Committee will consider nominations recommended by shareholders. In order for a shareholder to recommend a nomination, the shareholder must provide the recommendation along with the additional information and supporting materials to our Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must own at least 1% of the outstanding Valley common stock. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in the year 2010, we must receive this notice on or after November 15, 2009, and on or before December 15, 2009. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•

if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in the SEC, NYSE and NASDAQ rules or an Audit and Risk Committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•

if the Committee deems it applicable, whether the candidate would be considered independent under the NYSE and NASDAQ rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board;

•	availability for the substantial duties and responsibilities of a Valley director; and

•	meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.

You can obtain a copy of the full text of our policy regarding shareholder nominations by writing to Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE PROCESSES AND PROCEDURES

The Board has delegated the responsibility for executive compensation matters to the Compensation and Human Resources Committee. The minutes of the committee meetings are provided at Board meetings and the chair of the committee reports to the Board significant issues dealt with by the committee.

The committee operates pursuant to a charter, determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for NEOs and other executive officers. It also administers our non-equity compensation plan and the equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, available on the Company’s website located at www.valleynationalbank.com, which delegates to the committee the responsibility to recommend Board compensation. In undertaking its responsibilities, annually, the committee receives from the CEO recommendations for salary, non-equity incentive awards, stock option and restricted stock awards for NEOs and other executive officers. After considering the possible payments under our 1999 Long Term Incentive Plan and discussing the recommendations with the CEO, the committee meets in executive session to make the final decisions on these elements of compensation. All stock awards are made at the closing stock price on the date that the awards are approved.

The committee also determines the CEO’s compensation based on various factors including performance, personal goals and objectives as well as operating targets and the peer group analysis. The determination of the committee is final.

The salaries, non-equity compensation and stock awards to other officers are proposed by the CEO to the committee after he has consulted with the senior officers. These recommendations are reviewed by the committee and after discussion (and in certain cases amendments) are approved. All stock awards are made at the closing stock price on the date that the awards are approved.

Under authority delegated by the committee, all other employee salaries and non-equity compensation are determined by executive management. For stock awards, based on operational considerations, prior awards and staff numbers, a block of shares is allocated by the committee. The individual stock option and restricted stock awards are then allocated by the CEO and his executive staff. All stock awards are made at the closing stock price on the date that the awards are approved.

Under authority delegated by the committee, during the year, the CEO is authorized to make limited stock option grants and restricted stock awards in specific circumstances (special incentive awards for non-officers, awards to new employees and grants on completion of advanced degrees.) All stock awards are made at the closing stock price on the date that the awards are approved.

All awards not specifically approved in advance by the committee, but under the authority delegated, are reported to the committee at its next meeting at which time the committee ratifies the action taken.

In 2008, an analysis was conducted internally by the committee, comparing Valley’s director compensation with the compensation practices for directors in similarly situated banks or peer banks. Upon review of the results, it was the opinion of the Committee that the current director compensation program was competitive and consistent among its peer banks and no changes were necessary for 2009. The committee reported its findings to the Board.

In 2008 the Committee in its sole discretion employed Fredrick W. Cook & Co. as compensation consultants. The Cook firm was employed to review compensation and performance data of a peer group of comparable financial organizations that had been selected by the committee and in relationship to these data provide an overview and comments on Valley’s executive compensation. Also, the Cook firm was requested to provide trend information relating to executive compensation matters (specifically, the benefit equalization plan in 2008.) In addition, the Cook firm has reviewed and provided comments on the 2009 proxy compensation disclosures contained in this proxy statement.

In addition, the Committee also employed Watson Wyatt Worldwide as compensation analysts to provide an analysis and information relating to our NEOs’ potential post-employment payments described below, under the Compensation Discussion & Analysis – Potential Payments on Termination of Employment or Change-in-Control section.

CODE OF CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a Code of Conduct and Ethics which applies to our chief executive officer, principal financial officer, principal accounting officer and to all of our other directors, officers and employees. The Code of Conduct and Ethics is available in the “Corporate Profile” section of our website located at www.valleynationalbank.com. The Code of Conduct and

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Ethics is also available in print to any shareholder who requests it. We will disclose any substantive amendments to or waiver from provisions of the Code of Conduct and Ethics made with respect to the chief executive officer, principal financial officer or principal accounting officer on that website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance by the Board and its committees. The Corporate Governance Guidelines are available at the “Corporate Profile” section of our website located at www.valleynationalbank.com. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS. Annual compensation of non-employee directors for 2008 was comprised of the following components, cash compensation consisting of annual retainer, meeting and committee fees, and, to the extent that a Director elects to forego all or a portion of the annual retainer and board meeting fees, participation in the 2004 Directors Restricted Stock Plan. In addition, there is also a Directors Retirement Plan. Each of these compensation components is described in detail below. The total 2008 compensation of the non-employee Directors is shown in the following table.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Andrew B. Abramson*	$57,000	$70,533	$17,436	$11,662	$156,631
Pamela R. Bronander	30,000	65,442	14,979	9,174	119,595
Eric P. Edelstein*	88,250	24,900	9,476	9,795	132,421
Mary J. Steele Guilfoile	30,000	70,600	7,291	559,709	667,600
H. Dale Hemmerdinger	19,000	58,850	12,309	3,989	94,148
Graham O. Jones	89,250	—	16,455	—	105,705
Walter H. Jones, III	90,250	—	25,336	—	115,586
Gerald Korde*	104,046	—	36,797	—	140,843
Michael L. LaRusso	68,375	34,008	10,240	4,773	117,396
Marc J. Lenner	75,958	—	1,934	—	77,892
Robinson Markel*	89,750	—	28,083	—	117,833
Richard S. Miller	83,750	—	32,980	—	116,730
Barnett Rukin	32,000	70,467	37,205	11,614	151,286
Suresh L. Sani	68,458	—	2,045	—	70,503
Robert C. Soldoveri**	37,796	—	—	—	37,796

*	Bancorp Committee Chairman and/or Bancorp Committee Vice Chairman , (see Committees of the Board on Page 18 in this Proxy Statement)
**	Mr. Soldoveri was appointed to the Board on June 25, 2008
(1)	Includes committee fees and fees for chairing Board Committees.
(2)	Reflects fees forgone by directors and expensed in 2008, and amortization of restricted stock awards for 2004 to 2008 pursuant to the 2004 Directors Restricted Stock Plan, in accordance with SFAS No. 123R (except that the estimate of forfeitures related to services-based vesting conditions have been disregarded, see Note 13 - Benefit Plans under Stock-Based Compensation, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for additional information on SFAS No. 123R valuation methodology. Though the deferred stock is subject to forfeiture under certain circumstances, this amount assumes proportionate vesting over the five year deferral period. There were 21,972 shares awarded under the plan during the year ended December 31, 2008 each at the grant date fair market value of $18.45 and there were 85,611 outstanding shares under the plan as of December 31, 2008. The following table represents the shares awarded, the grant date fair market value and the aggregate number of stock outstanding at December 31, 2008, for each of the following participants:

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  2009 Proxy Statement

Name	Number of Shares Awarded in 2008	Grant Date Fair Market Value of Shares Awarded	Aggregate Number of Stock Awards Outstanding at Fiscal Year-End
Andrew B. Abramson	4,048	$18.45	15,862
Pamela R. Bronander	3,903	18.45	12,922
Eric P. Edelstein	—	—	11,525
Mary J. Steele Guilfoile	4,048	18.45	15,919
H. Dale Hemmerdinger	3,903	18.45	6,850
Michael L. LaRusso	2,023	18.45	6,730
Barnett Rukin	4,048	18.45	15,803

(3)	Represents the change in the present value of pension benefits for Directors Plan for 2008 taking into account the age of each director, a present value factor, an interest discount factor and time remaining until retirement.
(4)	This column reflects the cash dividend and interest on deferred dividends earned during 2008, under the 2004 Directors Restricted Stock Plan. For Ms. Guilfoile, the amount also includes $500,000 consulting fee in connection with Valley’s acquisition of Greater Community Bancorp and $48,000 consulting fee pursuant to a long-standing investment banking retainer consulting agreement, paid to MG Advisors, Inc. in 2008. Ms. Guilfoile is the chairman of MG Advisors.

ANNUAL BOARD RETAINER. on-employee Directors received an annual retainer of $30,000 per year, paid quarterly. This retainer is paid to recognize expected ongoing dialog of board members with our executives and employees, for being available to provide their professional expertise as needed, for attending various Bank functions, for undertaking continuing education, and for interfacing with customers as appropriate.

BOARD MEETING FEES. In recognition of the preparation time, travel time, attendance at and providing professional expertise at the board meetings, non-employee Directors received a board meeting fee of $2,000 for each meeting attended.

BOARD COMMITTEE FEES AND COMMITTEE CHAIR RETAINER. The Chair of the Audit and Risk Committee received an annual retainer of $10,000 and the Vice Chair a retainer of $3,750. The Chair of the Compensation and Human Resources Committee received an annual retainer of $10,000 and each Vice Chair a retainer of $5,000. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $7,500. These retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas.

All members of these committees are paid for attending each committee meeting as follows: $2,000 for Audit and Risk, $1,500 for Compensation and Human Resources and $1,000 for Nominating and Corporate Governance.

The Company and Bank also have a number of other committees (other than the corporate governance committees listed above and required to be disclosed) that are not “disclosed” committees under SEC and NYSE rules. These committees generally deal with oversight of various operating matters. All other committee chairs receive a retainer of $5,000 and there is an attendance fee between $500 and $1,000 for each committee meeting.

DIRECTORS RETIREMENT PLAN. We maintain a retirement plan for non-employee directors. The plan provides 10 years of annual benefits to directors with five or more years of service. The benefits commence following the later of a director reaching age 65 or after a director has retired from the Board. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final annual retainer paid to the director at the time of retirement. In the event of the death of the director prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate.

DIRECTORS RESTRICTED STOCK PLAN. We also maintain the 2004 Director Restricted Stock Plan (“2004 Directors Plan”). The 2004 Directors Plan provides the non-employee members of the Board of Directors with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock granted at a percentage of the market value at the date of grant (generally 75%). The discount recognizes the exchange of immediate cash fees for a five year deferral or until retirement, death, disability, the participant’s inability to stand for re-election due to age restrictions, or the participant’s failure to be re-elected after standing for re-election, and if there is a change-in-control prior to the vesting date. There are 85,611 shares outstanding under this plan as of December 31, 2008.

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STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table contains information about the beneficial ownership of our common stock at December 31, 2008 by each director, by each of our executive officer for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group. We know of no person or group that beneficially owns 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Executive Officers:
Andrew B. Abramson	233,814	(3)	0.17
Pamela R. Bronander	26,099	(4)	0.02
Peter Crocitto	276,497	(5)	0.20
Eric P. Edelstein	17,904	(6)	0.01
Albert Engel	112,537	(7)	0.08
Alan D. Eskow	184,768	(8)	0.13
Mary J. Steele Guilfoile	353,963	(9)	0.26
H. Dale Hemmerdinger	90,551	(10)	0.07
Graham O. Jones	1,026,679	(11)	0.75
Walter H. Jones, III	1,318,306		0.96
Gerald Korde	1,916,206	(12)	1.40
Michael L. LaRusso	21,424	(13)	0.02
Marc J. Lenner	201,879	(14)	0.15
Gerald H. Lipkin	539,217	(15)	0.39
Robinson Markel	442,824	(16)	0.32
Robert M. Meyer	322,618	(17)	0.23
Richard S. Miller	98,617	(18)	0.07
Barnett Rukin	67,064	(19)	0.05
Suresh L. Sani	24,209	(20)	0.02
Robert C. Soldoveri	130,914	(21)	0.10
Directors and Executive Officers as a group (31 persons)	8,400,435	(22)	6.12

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.
(2)	The number of shares of our common stock used in calculating the percentage of the class owned includes 135,024,030 shares of our common stock outstanding as of December 31, 2008. The table also includes 2,333,041 shares purchasable pursuant to stock options for our shares that were exercisable within 60 days of December 31, 2008 (The majority of exercisable options outstanding have exercise prices that are higher than Valley’s market price at December 31, 2008 of $20.25; and as of the record date of February 20, 2009, all exercisable options outstanding have exercise prices that are higher than Valley’s market price of $10.67).
(3)	This total includes 7,601 shares held by Mr. Abramson’s wife, 23,398 shares held by his wife in trust for his children, 9 shares held by a family trust of which Mr. Abramson is a trustee, 12,438 shares held by a family foundation, 78,142 shares held by a trust of which Mr. Abramson is a trustee, 3,024 shares held by a family fund trust, 7,092 shares held in self-directed IRA Plans of which Mr. Abramson and his wife are beneficiaries and 15,862 restricted shares pursuant to the director restricted stock plan.
(4)	This total includes 3,830 shares held in custody for Ms. Bronander’s children, 12,922 restricted shares pursuant to the director restricted stock plan; and of this total, 7,885 shares were pledged as security.

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  2009 Proxy Statement

(5)	This total includes 32,928 shares held by Mr. Crocitto’s wife, 2,726 shares held in Mr. Crocitto’s KSOP, 8,202 shares held by Mr. Crocitto as custodian for his children, 1,611 shares held by Mr. Crocitto’s daughter, 20,695 restricted shares, and 101,654 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2008, but not the 34,406 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2008.

(6)	This total includes 11,525 restricted shares pursuant to the director restricted stock plan.

(7)	This total includes 2,703 shares held in Mr. Engel’s KSOP, 18,964 restricted shares, and 39,470 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2008, but not the 33,920 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2008.

(8)	This total includes 42,614 shares held by Mr. Eskow’s wife, 2,866 shares held in Mr. Eskow’s KSOP, 795 shares held in his IRA, 1,230 shares held jointly with his wife, 775 shares in an IRA held by his wife, 20,695 restricted shares and 75,609 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2008, but not the 34,406 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2008.

(9)	This total includes 165,866 shares held by Ms. Guilfoile’s spouse and 15,919 restricted shares pursuant to the director restricted stock plan.

(10)	This total includes 876 shares held by a family foundation, 12,806 shares held by Mr. Hemmerdinger’s wife, 15,037 shares held by a corporation of which Mr. Hemmerdinger controls, 35,170 shares held by a corporate pension plan of which Mr. Hemmerdinger and his wife are beneficiaries and 6,850 restricted shares pursuant to the director restricted stock plan.

(11)	This total includes 16,480 shares owned by trusts for the benefit of Mr. G. Jones’ children of which his wife is co-trustee; and of this total, 1,010,199 shares were pledged as security.

(12)	This total includes 59,346 shares held jointly with his wife, 281,940 shares held in the name of Mr. Korde’s wife, 734,965 shares held by his wife as custodian for his children, 259,464 shares held by a trust of which Mr. Korde is a trustee and 104,022 shares held in Mr. Korde’s self-directed IRA.

(13)	This total includes 11,936 shares held jointly with Mr. LaRusso’s wife and 6,730 restricted shares pursuant to the director restricted stock plan.

(14)	This total includes 9,342 shares held in a retirement pension, 308 shares held by Mr. Lenner’s wife, 12,000 shares held by his children, 159,110 shares held by a trust of which Mr. Lenner is 50% trustee and 9,938 shares held by a charitable foundation.

(15)	This total includes 176,723 shares held in the name of Mr. Lipkin’s wife, 128 shares held jointly with his wife, 2,445 shares held in his KSOP, and 20,203 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 57,811 restricted shares and 121,307 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2008, but not the 68,993 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2008.

(16)	This total includes 4,670 shares owned by Mr. Markel’s wife, 32,852 shares held by his wife in trust for his children, 77,276 shares owned by Mr. Markel in his self-directed IRA and 236,324 shares owned by his sister, which Mr. Markel has power to vote. Mr. Markel disclaims beneficial ownership of the shares held by his wife, the shares held by his wife in trust for his children and shares owned by his sister.

(17)	This total includes Mr. Meyer’s 20,302 restricted shares, 137,327 shares held jointly with his wife, 2,726 shares held in his KSOP and 120,125 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2008, but not the 34,406 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2008; and of this total, 179,465 shares were pledged as security.

(18)	This total includes 32,265 shares held in Mr. Miller’s self-directed IRA, 35,092 shares held jointly with his wife, 2,243 shares held by a corporation for which Mr. Miller is a 17.4% shareholder, and 7,904 shares held by his wife, but not the 1,699 shares potentially available in the future by exercise of his warrants not exercisable within 60 days of December 31, 2008. Mr. Miller disclaims beneficial ownership of the 7,904 shares held by his wife, and all shares held by the corporation except for the 17.4% or 390 shares.

(19)	This total includes 22,776 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children, 10,387 shares held by a private foundation of which Mr. Rukin is an officer and 15,803 restricted shares pursuant to the director stock plan. Mr. Rukin disclaims beneficial ownership of the shares held by his wife, shares held by his wife as custodian for their children, and shares held by a private foundation.

(20)	This total includes 2,315 shares held in Mr. Sani’s Keogh Plan, 2,315 shares held in trusts for benefit of his children, 17,479 shares held in pension trusts of which Mr. Sani is co-trustee.

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  2009 Proxy Statement

(21)	This total includes 118,684 shares held by a foundation of which Mr. Soldoveri is a trustee, but does not include 578 shares potentially available in the future by exercise of his warrants not exercisable within 60 days of December 31, 2008.

(22)	This total includes 994,345 shares owned by 11 executive officers who are not directors or named executive officers, which total includes 8,428 shares in KSOP &/or IRA, 79,041 indirect shares, 44,743 restricted shares, 67,426 shares held by trusts and/or foundations, and 277,062 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2008, but not the 124,462 shares potentially available in the future by exercise of their stock options not exercisable within 60 days of December 31, 2008. The total does not include shares held by the Bank’s trust department.

EXECUTIVE COMPENSATION

OVERVIEW

The success of our Company has in large measure depended, and likely will continue to depend, on whether we can continue to attract talented employees, including the key employees whose compensation is the subject of the Compensation Discussion and Analysis below, and retain them as employees. With that in mind, we look at our executive compensation packages as a means of attracting and retaining key executive personnel, and of providing an incentive for superior job performance through compensation that is performance-based.

COMPENSATION DISCUSSION & ANALYSIS (“CD & A”)

NEOS AND COMPENSATION ELEMENTS

We compensate our Chief Executive Officer (“CEO”) and our four other named executive officers (“NEOs”) at levels intended to encourage their continuation in service to us and their efforts to increase their respective levels of performance. In evaluating NEO performance levels, we look for improvements in our financial performance, maintenance of the quality and value of our assets, growth of our loan portfolio and expansion of our retail branch banking network. The salary and incentive components of our compensation program are intended to reward these improvements, both short- and long-term, because a higher performance level generally leads to increased shareholder value.

Our NEOs during 2008 were Chairman, President and CEO Gerald H. Lipkin; Executive Vice President and Chief Financial Officer Alan Eskow; Executive Vice President and Chief Operating Officer Peter Crocitto and Executive Vice Presidents Al Engel and Robert Meyer. We maintained the same set of NEO compensation elements in fiscal 2008 as the previous year. These are:

Performance-based:

•	Salary

•	Executive Incentive Plan (EIP) awards

•	Stock options under the long-term stock incentive plan (“LTSIP”)

Non-performance based

•	Restricted stock awards under the LTSIP

•	Pension benefits

•	Other benefits

•	Perquisites

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  2009 Proxy Statement

DISTRIBUTION OF PERFORMANCE-BASED COMPENSATION ELEMENTS

The following table shows the percentage of each NEO’s 2007 and 2008 performance-based compensation in each of the three categories above (salary, EIP and LTSIP stock options1, and total non-performance-based compensation (N-PBC, consisting of LTSIP restricted stock awards,1 as well as pension, other N-PBC, and perquisites), as percentages of total compensation:

	2007				2008
	Performance-Based			N-PBC	Performance-Based			N-PBC
Named Executive Officer	Salary	EIP	LTIC		Salary	EIP	LTIC
Gerald H. Lipkin	39.4%	36.8%	5.5%	18.3%	31.9%	28.5%	6.0%	33.6%
Alan D. Eskow	38.3	19.5	7.3	34.9	36.5	17.7	6.9	38.9
Peter Crocitto	39.9	20.2	7.6	32.3	37.8	19.9	6.7	35.6
Albert Engel	40.8	20.4	7.0	31.8	39.3	19.6	6.8	34.3
Robert M. Meyer	41.5	16.9	7.9	33.7	33.0	16.5	6.7	43.8

The increased percentages of N-PBC in 2008 compared to 2007 for Mr. Lipkin and Mr. Meyer resulted from increases in their pension benefits, discussed below under “Non-Performance Based Compensation Elements – Pension Benefits.” The main factors that affected NEO compensation for 2008 were our operating results, the individual’s job performance, and, to a lesser extent, peer group compensation comparisons. Also, we have deliberately kept compensation of NEOs other than our CEO within a narrow range, as indicated in the accompanying tables. We follow this policy because we want our key executives to perform as a team; assisting each other as required without being concerned that doing so will negatively affect their compensation. We review this policy annually.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Our Compensation and Human Resources Committee (the “Committee”) discharges the duties of our Board of Directors that concern compensation of our NEOs. The Committee’s functions are set out in its charter, which has been approved by the Board. None of the Committee’s members is an NEO, and all of them are independent as that term is defined under the rules of the New York Stock Exchange and the National Association of Securities Dealers.

The Committee met eight times in 2008. Our CEO generally attends these meetings (other than those that relate to his compensation) at the Committee’s invitation, to provide information about NEO and more junior officers’ compensation and to assist the Committee in evaluating NEO job performance.

At its November 2008 meeting, the Committee received spreadsheets prepared by our management showing NEO (and more junior officer) compensation elements. The information in these spreadsheets was used by the Committee as a summary of each NEO’s recent compensation history and the accumulation of wealth by each NEO. The Committee did not base any compensation adjustments on these two factors in 2008. The spreadsheets list ten items for each individual:

•	Base compensation (salary) for the current year (2008) and each of the two preceding years

•	EIP award for each of the two preceding years

•	Stock and stock option awards for each of the two preceding years

•	Management’s recommendation for: Salary for the next year (2009), EIP award for the current year (2008), and stock awards for the current year.

In 2008, the Committee utilized the services of compensation consulting firm Frederick W. Cook & Co. to assist it in several compensation-related areas, namely peer group membership and comparison of our compensation levels with those of peer group members, preparation of this Compensation Discussion and Analysis, and amendments to our Benefit Equalization Plan (discussed below). One of that firm’s consultants attended three Committee meetings in 2008.

PEER GROUP CONSIDERATIONS

At several points in this discussion and analysis, we mention that we compare a particular compensation element with the same element as paid by members of our peer group. We have assembled a group of domestic financial institutions whose

[1]

Based on the FAS 123R grant date fair value of restricted stock and stock option awards. Stock option awards are included in LTIC because they are performance-based, while restricted stock is included in non-performance-based compensation.

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size, measured by factors like revenue, net income, total assets, market capitalization and numbers of employees, is similar to ours. For 2008, our peer group consisted of: Associated Banc-Corp., BOK Financial Corp. (Oklahoma), Citizens Republic Bancorp, City National Bank (California), Commerce Bancshares (Missouri), Cullen/Frost Bankers, Inc., FirstMerit Corp, Fulton Financial Corporation, Old National Bancorp (Indiana), Susquehanna Bancshares Inc., TCF Financial Corporation, Trustmark National Bank, UMB Financial Corporation, Webster Financial Corp., Whitney Holding Corporation and Wilmington Trust Corporation.

We added three institutions to our peer group for 2008, and removed two. We made these changes because we believed the three added institutions were more similar to ours than People’s United Bank in the financial and other measures described in the preceding paragraph, and because Sky Financial Group, Inc. was acquired by another bank. The names of the three institutions that we added are underlined in the preceding paragraph.

Peer group comparisons are used by the Committee to evaluate salaries and bonuses paid by the other financial institutions in our peer group. The Committee compares the salaries and non-equity incentive compensation we pay to our NEOs with the same compensation elements paid to executives of the peer group companies. The Committee receives data from F. W. Cook on peer group total compensation, as opposed to the individual compensation elements just identified, but did not utilize these overall comparisons when making compensation decisions for 2008 or 2009. The Committee also refers to the peer group information when considering the CEO’s recommendations for NEO salaries and awards under our Executive Incentive Plan (discussed below.)

We make peer group comparisons of salaries, incentive compensation (both cash and stock) and pension benefits so we can avoid situations in which our NEOs are over-compensated or under-compensated in comparison to our peer group of financial institutions. We do not seek to maintain a precise numerical or percentage relationship between our NEO compensation and that of peer group institutions. Rather, the Committee reviews peer group compensation to determine that our NEO compensation elements lie somewhere between the 25th and the 75th percentile of the peer group. Although the Committee has discretion to adjust elements of a NEO’s compensation by up to 20% of the base amount (only downward adjustments are permitted for awards under the Executive Incentive Plan discussed below), and would likely consider making a downward adjustment if a particular NEO’s compensation fell above the 75th percentile, or an upward one (subject to the limitation that Executive Incentive Plan awards cannot be adjusted upward) if his compensation fell below the 25th percentile, to date no such adjustment has been made because NEO compensation has not approached these levels.

EFFECT OF CURRENT FINANCIAL CRISIS – INVITATION TO PARTICIPATE IN TREASURY’S CAPITAL PURCHASE PROGRAM

At the invitation of the United States Treasury, we decided in November 2008 to enter into a Securities Purchase Agreement with the Treasury that provides for our participation in the Capital Purchase Program (“CPP”) under the Treasury’s Troubled Assets Relief Program (“TARP”). CPP participants must accept several NEO compensation-related limitations that are associated with this Program. Each of our NEOs in November 2008 agreed in writing to accept the CPP compensation standards in existence at that time and thereby cap or eliminate some of their contractual or legal rights. The provisions agreed to were as follows:

•

NO GOLDEN PARACHUTE PAYMENTS. “Golden parachute payment” under the CPP means a severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, that exceeds three times the terminated employee’s average annual base salary over the five years prior to termination. Our NEOs have agreed to forego all golden parachute payments for as long as two conditions remain true: They remain “senior executive officers” (CEO, Chief Financial Officer and the next three highest-paid executive officers), and the Treasury continues to hold our equity or debt securities we issued to it under the CPP (the period during which the Treasury holds those securities is the “CPP Covered Period”).

•

RECOVERY OF BONUS, RETENTION AWARDS AND INCENTIVE COMPENSATION IF BASED ON CERTAIN MATERIAL INACCURACIES. Our NEOs have also agreed to a “clawback provision,” which means that we can recover any bonus, retention award or incentive compensation paid during the CPP Covered Period that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

•

NO COMPENSATION ARRANGEMENTS THAT ENCOURAGE EXCESSIVE RISKS. During the CPP Covered Period, we are not allowed to enter into compensation arrangements that encourage NEOs to take “unnecessary and excessive risks that threaten the value” of our company. To make sure this does not happen, the Committee is required to meet at least once a year with our senior risk officers to review our executive compensation arrangements in the light of our risk management policies and practices. Our NEOs’ written agreements include their obligation to execute whatever documents we may require in order to make any changes in compensation arrangements resulting from the Committee’s review.

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  2009 Proxy Statement

The first such meeting was held in November 2008. An element of risk encouragement was identified which we believe may be inherent in any form of equity-based incentive compensation, such as our long-term stock incentive plan. That element derives from the ability to dispose of an equity interest at a time when its value is high owing to short-term profits that ultimately are not maintained, or owing to general market volatility.

To reduce that risk element, we adopted, in our new long term stock incentive plan (see “Long Term Stock Incentive Compensation” below), a restriction applicable to all shares of our stock awarded to NEOs under our long-term stock incentive plan whose vesting is accelerated in connection with retirement or other termination of employment. The restriction requires that at least 50% of the accelerated shares must be retained for a minimum period. The retention period is 18 months following retirement (notice of which must be given at least six months before it becomes effective), or 24 months following termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or retirement. There is no retention period if termination occurred because of death or disability, or if the acceleration of vesting occurred because of a change-in-control, because these are situations in which the employee’s termination is (or may be) involuntary. Stock certificates for 50% of the accelerated shares will bear a legend restricting transfers for the applicable period. We think this restriction will encourage our senior executive officers to remain focused on our long-term goals because they will necessarily retain at least a portion of their investment in our shares well beyond the end of their employment with us, which should reduce the incentive to take unnecessary and excessive risks.

•

LIMIT ON FEDERAL INCOME TAX DEDUCTIONS. During the CPP Covered Period, we are not allowed to take federal income tax deductions for compensation paid to senior executive officers in excess of $500,000 per year, with certain exceptions that do not apply to our NEOs. This represents a 50% reduction in the income tax deductibility limit and the elimination of the exemption for performance-based compensation. See “Tax and Accounting Considerations” below.

EFFECT OF THE CURRENT FINANCIAL CRISIS – RESTRICTIONS ADDED BY 2009 STIMULUS ACT

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “Stimulus Act”) into law. The Stimulus Act modified the compensation-related limitations contained in the CPP, created additional compensation-related limitations and directed the Secretary of the Treasury to establish standards for executive compensation applicable to participants in the TARP, regardless of when participation commenced. Thus, the newly enacted compensation-related limitations apply to us and we will apply these limitations to the extent we are entitled to do so unilaterally. The provisions may be retroactive. In their November 2008 agreements our NEOs did not waive their contract or legal rights with respect to these new and retroactive provisions; and additional officers now covered for the first time by the Stimulus Act provisions were not asked and did not agree to waive their contract or legal rights. The compensation-related limitations applicable to us added or modified by the Stimulus Act which are subject to standards to be established by the Secretary of the Treasury are as follows:

•

NO SEVERANCE PAYMENTS. Under the Stimulus Act, “golden parachutes” were redefined as any severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, except for payments for services performed or benefits accrued. Consequently under the Stimulus Act, we are prohibited from making any severance payment during the CPP Covered Period to our “senior executive officers” (defined in the Stimulus Act as the five highest paid NEOs) and our next five most highly compensated employees.

•

RECOVERY OF BONUS, RETENTION AWARDS AND INCENTIVE COMPENSATION IF BASED ON CERTAIN MATERIAL INACCURACIES. The Stimulus Act also contains the “clawback provision” discussed above but extends its application to any bonus, retention award or awards and incentive compensation paid to any of our senior executive officers or our next 20 most highly compensated employees during the CPP Covered Period that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

•

NO COMPENSATION ARRANGEMENTS THAT ENCOURAGE EARNINGS MANIPULATION. Under the Stimulus Act, during the CPP Covered Period, we are not allowed to enter into compensation arrangements that encourage manipulation of our reported earnings to enhance the compensation of any of our employees.

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  2009 Proxy Statement

•

LIMIT ON INCENTIVE COMPENSATION. The Stimulus Act contains a provision that prohibits the payment or accrual during the CPP Covered Period of any bonus, retention award or incentive compensation to any of our senior executive officers or our next 10 most highly compensated employees other than awards of long-term restricted stock that (i) do not fully vest during the CPP Covered Period, (ii) have a value not greater than one-third of the total annual compensation of the award recipient and (iii) are subject to such other restrictions as may be determined by the Secretary of the Treasury. We do not know whether awards of incentive stock options are covered by this prohibition. The prohibition on bonus, incentive compensation and retention awards does not preclude payments required under written employment contracts entered into on or prior to February 11, 2009.

•

COMPENSATION AND HUMAN RESOURCES COMMITTEE FUNCTIONS. The Stimulus Act requires that our Compensation and Human Resources Committee be comprised solely of independent directors and that it meet at least semiannually to discuss and evaluate our employee compensation plans in light of an assessment of any risk posed to us from such compensation plans. See “Corporate Governance – Committees of the Board of Directors; Board of Directors Meetings” and “Corporate Governance – Compensation and Human Resources Committee Processes and Procedures” above for a discussion of the independence of our Compensation and Human Resources Committee.

•

COMPLIANCE CERTIFICATIONS. The Stimulus Act also requires a written certification by our Chief Executive Officer and Chief Financial Officer of our compliance with the provisions of the Stimulus Act. These certifications must be contained in the Company’s Annual Report on Form 10-K and are contained in this year’s Form 10-K.

•

TREASURY REVIEW OF BONUSES PREVIOUSLY PAID. The Stimulus Act directs the Secretary of the Treasury to review all compensation paid to our senior executive officers and our next 20 most highly compensated employees to determine whether any such payments were inconsistent with the purposes of the Stimulus Act or were otherwise contrary to the public interest. If the Secretary of the Treasury makes such a finding, the Secretary of the Treasury is directed to negotiate with the CPP recipient and the subject employee for appropriate reimbursements to the federal government with respect to compensation and bonuses found to be excessive.

•

SAY ON PAY. Under the Stimulus Act, the SEC is required to promulgate rules requiring an advisory, non-binding say on pay vote by the shareholders on executive compensation at the annual meeting during the CPP Covered Period. Valley will comply with the provisions of the Stimulus Act and its implementing regulations in all respect, which includes the submission of “Item 4: Advisory Vote on Compensation of Named Executive Officers” set forth in the proxy statement.

Because of the financial crisis currently affecting the United States economy, our CEO recommended to the Committee in January 2009, and the Committee accepted his recommendation, that NEO salaries not be increased, and that no restricted stock grants nor stock option awards be made to our NEOs, at the present time.

COMPENSATION ELEMENTS

PERFORMANCE-BASED COMPENSATION ELEMENTS

SALARY

We pay NEO salaries in order to fairly compensate our key executives for their day-to-day efforts in managing our business activities. The Committee reviews salaries annually in November, and adjustments for the following year are related to individual performance during the year being reviewed, overall company performance, cost-of-living considerations and peer group comparisons.

As noted above under “Effect of Current Financial Crisis,” we are not increasing NEO salaries for 2009. In 2008, our NEOs received salary increases, ranging between $5,000 and $20,000.

The salary we pay to our CEO is about twice the average salary paid to the other NEOs. Similarly, his target cash award under our Executive Incentive Plan is 100% of his salary while the other NEOs’ target award is 50% of salary, and his grants of restricted stock and incentive stock options over the past two years are about twice the grants made to other NEOs. Our CEO’s substantially higher compensation reflects his substantially higher level of executive responsibility for our operations, and also the Committee’s satisfaction with our results of operations under his guidance. It also reflects the duration of his tenure in office: He has been Chairman of our Board of Directors and CEO since 1989, and our President since 1996. He has had major responsibility for our overall operations for twenty years.

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  2009 Proxy Statement

EXECUTIVE INCENTIVE PLAN

OVERVIEW

Awards under the Executive Incentive Plan (“EIP”) are made in cash and are based on our financial performance and the job performance of each NEO. These awards are typically made in November each year and are based on annualized ten-month operating results and management’s estimate of full-year results. The awards are paid before the end of the year.

The reason we calculate and pay EIP awards before completion of the fiscal year is to provide our NEOs a source of cash from which to pay income taxes on prior years’ grants of shares of restricted stock under our Stock Incentive Plan, restrictions on which lapsed in the current year, making those shares vested and their value taxable in the current year. We encourage our NEOs to retain their shares of our stock, and this timing of the EIP award makes it unnecessary for them to sell the shares, or at least reduces the quantity they need to sell, in order to raise funds in order to pay the tax.

While our experience has been that full-year operating results do not differ materially from the estimates made in November, we have a method of adjusting for this difference. We align EIP awards with the actual year end results, if the latter are different, by adjusting the value of restricted stock grants. Those grants are made early in the following year when our full-year results of operations for the previous year have been determined. A description of how the adjustment is made appears below under “Long-Term Stock Incentive Compensation – Restricted Stock Grants.” It should be noted that at present we are not making any restricted stock grants to NEOs, which means that the adjustment mechanism just described may not be employed in the current fiscal year. Even if we later decide to make restricted stock grants in this year, the effect of the Stimulus Act restrictions on such grants may limit or eliminate our ability to use the adjustment mechanism. See “Effect of Current Financial Crisis – Restrictions Added by 2009 Stimulus Act” above.

ELEMENTS OF EIP AWARDS. EIP awards are based on two elements: Company-wide financial performance and individual NEO performance. The “target” EIP award for each of our NEOs other than our CEO is 50% of salary. The following table shows the size of each component of their EIP awards and how each is determined. Actual awards are subject to discretionary reduction by the Committee taking into account the recommendations of our CEO or if determined by the Committee on its own; the maximum reduction is 20%. No discretionary reductions were recommended by our CEO or made by the Committee in 2008.

Component of NEO EIP Award	Target Percentage of Salary	Determined by
Half	25.0%	Our financial performance, measured primarily by our earnings per share (“EPS”) and secondarily by the degree to which our goals for return on assets (“ROA”) and return on equity (“ROE”) are attained.

Quarter	12.5%	Budget compliance for the operating division headed by the NEO.

Quarter	12.5%	Satisfactory achievement of the NEO’s performance goals set at the beginning of the year.

Total Award	50.0%

The “target” EIP award for our CEO is 100% of salary. One-quarter (25% of salary) is based on satisfactory achievement of his performance goals and his budget target. The reduced emphasis on his budget compliance compared to the other NEOs reflects the greater importance of budget compliance at the divisional level. Financial performance determines three-quarters of our CEO’s award (which is 75% of his salary) , measured primarily by EPS and secondarily by the degree to which our goals for return on assets (“ROA”) and on equity (“ROE”) are attained.

EFFECT OF COMPANY-WIDE FINANCIAL PERFORMANCE. There are two reasons why we choose our financial performance as the primary determining factor in making EIP awards. First, our financial performance is quite important to our stockholders. Second, it is a very objective measurement of our results of operations.

We select EPS as the primary component of the financial performance measure for several reasons: First, EPS is a reliable indicator of our profitability, since it measures our earnings by allocating them to each share of common stock. Second, it is

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  2009 Proxy Statement

important to our stockholders, including our NEOs, who we believe tend to measure our profitability principally by changes in EPS. That being so, EPS tends to align stockholder interests with those of our NEOs. Third, EPS is directly affected by our long-term incentive compensation program, since issuance of stock options and restricted stock increases the total number of shares of common stock taken into account in determining EPS.

We choose ROA and ROE as secondary measures of financial performance because they measure our corporate performance in terms of best use of our assets and providing maximum returns to stockholders. We use these metrics in a more subjective way. For example, if current-year ROA and ROE were higher than budgeted levels, we could increase the financial performance-based portion of EIP awards.

The EPS level at which 100% of the target EIP award is paid is fixed by the Committee at the beginning of the fiscal year. The Committee also fixes the percentage of target award paid at other EPS levels. For 2008, the Committee set an EPS of $1.16 (later reduced to $1.10 to adjust for the 5% stock dividend we paid in May 2008) as the level at which 100% of the target award is paid. The $1.16 (unadjusted) target for 2008 was noticeably lower than the 2007 target of $1.38 (see footnote 3 below.) The reason was the Committee’s conclusion, after discussion with our management, that our earnings would be lower in 2008 owing to severe economic circumstances not under our management’s control. In fact, in September 2007, in light of those circumstances, the Committee had reduced the 2007 target EPS from the $1.40 set in March 2007 to the $1.38 figure shown in footnote 3, for the same reason.

The Committee also determined that each additional $0.01 of EPS above $1.16 (unadjusted) would increase the percentage of the target award by 2.5%, to a maximum of 150% at an EPS of $1.36 (unadjusted) or more, and determined that each $0.01 decline in EPS below $1.16 (unadjusted) would reduce the percentage of the target award by 2.5%, to 75% at an EPS of $1.06 (unadjusted), below which no award would be paid. This method used to calculate actual EIP awards for 2008 represented a significant change from the method used in 2007 and prior years. The table in the footnote2 shows how percentages of target were calculated in 2007. We changed the calculation method in order to improve “granularity,” that is, to allow the percentage-of-target actual EIP awards to reflect EPS changes of as small as one cent.

In November 2008, to determine EIP awards, our management estimated our 2008 full-year EPS would be $1.07, as adjusted for the May 2008 stock dividend, which under the formula just discussed would have meant EIP awards at 92.5% of the target level. However, this figure for EPS included a number of unusual items, which, consistent with past practice, the Committee eliminated for EIP purposes. The reason the Committee did so was to make sure that EIP awards are based on earnings of a regular nature, as opposed to items that may recur only at infrequent intervals, or not at all. Eliminating the unusual items increased EPS for EIP purposes to from $1.07 to $1.10. Our NEOs were therefore entitled to EIP awards at the 100% target level. (100% of 75% of salary for our CEO and 100% of 50% of salary for our other NEOs.)

After actual EIP awards were calculated in the manner just described, we used ROA and ROE in a more subjective way to “fine-tune” the financial performance-based portion of the EIP awards.

EFFECT OF INDIVIDUAL NEO PERFORMANCE. The measures we use to evaluate personal performance of NEOs other than our CEO are:

•	Budget compliance – whether the area of our business for which the NEO bears responsibility operated within its budget; and

[2]	The EPS levels used to calculate EIP awards in 2007 were:

EPS level	Percentage of target award
• Below $1.25	0
• $1.25	50%
• $1.27 (2007 budgeted EPS):	80%
• $1.33 (2006 actual EPS):	95%
• $1.38 (4% above 2006 EPS):	100% (the median)
• $1.40 (5.5% above 2006 EPS):	110%
• $1.43 (7.5% above 2005 EPS):	120%
• $1.46 (10% above 2005 EPS) or more:	130%

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  2009 Proxy Statement

•	Individual goal achievement – whether the NEO met operational and strategic goals proposed at the beginning of the year.

We use these measures of personal performance because we believe they fairly evaluate the performance of our NEOs. As mentioned earlier, budget compliance and personal goal achievement each have a “target” level of one-quarter of the EIP award of each NEO other than our CEO. Since the overall target EIP award is 50% of salary for NEOs other than our CEO, and these two measures each determine 25.0% of the award, it follows that the target is 12.5% of an NEO’s salary for each of these measures.

Budget compliance will be used objectively. We will use a mathematical formula to determine the level of budget compliance and the corresponding adjustment to the target, which therefore may end up as less than, equal to or greater than 12.5% of salary. Budget goals are expressed as a dollar amount of net income for an NEO’s division or, in the case of our CEO, for our entire company. For each 1% by which an NEO’s actual results exceed budget, this 25% portion of his award will be adjusted upward by 0.25% (which is 0.125% of salary.) For each 1% less than budget, this portion of his award will be adjusted downward by 1% (which is 0.5% of salary.)

Individual goal achievement will be used subjectively by our CEO and the Committee to determine the remaining one-quarter of the NEO awards (target of 12.5% of salary.) Each NEO prepares and furnishes to the Committee a written statement of proposed goals, during the first quarter of the fiscal year. In the last quarter, the degree to which those goals have been achieved is evaluated by our CEO, who then recommends to the Committee an adjustment, if any, to the 12.5% of salary target. The Committee makes the final determination of the appropriate adjustment amount.

The Committee has discretion to accept the CEO’s proposals for NEO compensation as made, which may include his recommendation of a reduction of a particular NEO EIP award by up to 20%, or determine to reduce the award itself. In deciding whether to accept the CEO’s recommendations as proposed or to exercise its discretion, the Committee considers the same factors that the CEO considered in making his recommendations. Total discretionary reductions of a particular NEO’s EIP award by the Committee are limited to 20% of the unadjusted award.

EFFECT OF CEO PERSONAL PERFORMANCE. As noted earlier, three-quarters of our CEO’s target EIP award (the target award being 100% of his salary) will be determined by our financial performance, for which he bears ultimate responsibility. This component will be determined by the EPS measure using the same formula applicable to the NEOs (described under “Effect of Company-Wide Financial Performance” above), and by our ROA and ROE on a more subjective basis. The remaining one-quarter will be determined by how well our CEO has achieved his individual performance goals that were established at the beginning of 2007, and his compliance with our overall operating budget (both these measures will be used subjectively; the formula used to evaluate NEO budget compliance will not be used for our CEO because his budget responsibility encompasses the entire company.)

Since budget compliance and performance goal achievement together determine a quarter of our CEO’s award, the target level of which is 100% of his salary, they will affect a target amount equal to approximately 25% of his salary. Our CEO’s achievement of performance goals and budget compliance was determined by the Committee, which reviewed his goals and concluded that he had achieved them, and had also achieved satisfactory budget compliance.

In each of the past two years, our CEO’s target EIP award (100% of salary) has been twice the target EIP award to the other NEOs (50% of salary.) The reasons for this difference are discussed above under “Performance-Based Elements—Salary.”

COMMITTEE DISCRETIONARY REDUCTIONS. Our Committee has discretion to make limited reductions (20% or less) below the amount calculated under the target formulas described above under “Effect of Company-Wide Financial Performance,” where considered appropriate. It made no such adjustments in fiscal year 2008. Also, our Committee has discretion to make the minimum EIP award even though the lowest target was not reached, if it determines that, despite high levels of job performance by the NEOs, performance targets were not met owing to causes beyond their control. In 2008, the Committee did not exercise its discretion to make minimum EIP awards.

LONG TERM STOCK INCENTIVE COMPENSATION

Our 2009 Long Term Stock Incentive Plan, being submitted to our stockholders for approval at the Annual Meeting, permits us to issue four types of non-cash awards based on our common stock: Restricted stock grants, incentive stock options, non-qualified stock options, and stock appreciation rights. Our previous stock incentive plans contained sub-limits on the total

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numbers of shares awarded under each of those types. The 2009 Plan permits up to 6.1 million shares to be issued under incentive stock options or as restricted stock awards. Except as noted below, all awards we make are either ISOs or restricted stock awards.

The purpose of long-term incentive awards is to retain and motivate our NEOs and other employees, and encourage them to improve our operating results and to encourage a relationship between management objectives and long term stockholder interests, all of which we expect will result in increased shareholder value and in long-term growth of our organization.

While NEO restricted stock awards and stock option grants are normally made during the first quarter as described immediately below, in 2009 our NEOs including our CEO voluntarily agreed to take neither form of stock incentive compensation at the present time. See “Effect of Current Financial Crisis” above.

INCENTIVE STOCK OPTIONS (“ISOS”). Incentive stock options are income tax-advantaged options to purchase shares of our common stock at an “exercise price” which is equal to the closing market price of the stock on the date the option is granted. For our NEOs, this date is approximately five weeks after we release the report of our earnings for the prior fiscal year; in 2009 the Committee fixed the date at the fifteenth business day following the date on which the earnings release takes place. Incentive stock option recipients pay no income tax when they exercise the option and obtain the stock, unless they are subject to the Alternative Minimum Tax (AMT). When they sell the stock, tax is paid on the gain, which is the entire “spread” between the exercise price and the price at which the stock is sold. This gain is taxed at ordinary income rates if the stock is sold less than a year after the option exercise, and generally at capital gains rates if the stock is held for a year or longer before selling.

Options typically become exercisable in installments on anniversaries of the date the option is granted; our Committee has the authority to set the vesting schedule.

ISO award determinations under our Long-Term Stock Incentive Plan are not made according to any formula-based calculation like the ones used to determine awards under the EIP and grants of restricted shares under the Long Term Stock Incentive Plan. Instead, our CEO makes an initial recommendation to the Committee of the numbers of options to be granted to each NEO other than himself. His recommendations are based on his judgment as to factors that include each NEO’s job performance and the number of restricted shares and options awarded to them over the preceding two years. Previous awards are taken into account because we want to keep the number of shares subject to awards reasonably constant from year to year. We believe this consistency in the size of equity awards ensures that at the end of a career as an executive officer, our NEOs will have accumulated a substantial holding of our shares which will provide a source of post-retirement income in addition to that provided by our pension plans.

In reviewing the CEO’s recommendations for NEO stock options and determining whether to accept them as made, or adjust them, the Committee takes the same factors—job performance and prior awards—into account.

Stock option awards to our CEO are determined solely by the Committee based on the factors just discussed; he does not make a recommendation as to his own award.

When an NEO leaves our employ, except for retirement or death, options that have not yet vested are forfeited, and options that have vested may be exercised for a period ranging from 90 days to one year, or may expire on the date of termination, depending on the reason for employment termination. Upon retirement of an NEO, all options become vested, except for options granted between November 13, 2006, and September 20, 2007. For those options, immediate vesting on retirement will apply only to awards scheduled to vest in the calendar year of retirement and the following calendar year. Upon death of an NEO, the options are exercisable for a period of one year by the estate or beneficiaries of the NEO.

Federal income tax rules impose a limit to the favorable tax treatment for incentive options. The limit is that no employee may hold incentive stock options that become exercisable in a single calendar year whose total value exceeds $100,000. If this limit is exceeded, the “excess” above $100,000 becomes a non-qualified stock option and does not receive the favorable tax treatment described above. Some of the options we have granted to NEOs exceeded the $100,000 limit and to that extent automatically became non-qualified options.

RESTRICTED STOCK GRANTS. Restricted stock grants are awards of actual shares of our common stock subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” When vesting occurs, income tax is payable on the market value of the newly vested shares (see “Executive Incentive Plan – Overview” above.)

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  2009 Proxy Statement

Awards of restricted stock vest without reference to any performance targets or other job-related factors. The restrictions lapse, and vesting normally occurs (subject to acceleration in the event the Company undergoes a change-in-control), on successive anniversaries of the date of grant, provided that employment is continuing on each anniversary. Upon retirement of an NEO, all restricted shares become vested, except for awards granted between November 13, 2006 and September 20, 2007, for which immediate vesting on retirement will apply only to awards scheduled to vest in the calendar year of retirement and the following calendar year. Shares not vested are forfeited back to us if it becomes impossible to meet the condition for ending the restriction.

We award restricted stock grants because we believe that they aid in retaining our key executives. We encourage our NEOs to become shareholders, and the recipient of a restricted stock grant effectively becomes a stockholder, having the ability to receive dividends (subject to Committee approval), vote the shares subject to the grant and benefiting if there is an increase in share value.

We use a formula method of awarding restricted stock grants to our NEOs3, because we adjust the value of those grants to compensate for differences, if any, between the ten-month estimate of full-year earnings used to determine awards under the EIP and actual full-year earnings. Restricted stock grants to our NEOs on account of a given fiscal year are made approximately five weeks after we release the report of our earnings for the prior fiscal year; in 2009 the Committee fixed the date at the fifteenth business day following the date on which the earnings release takes place, the same date referenced under “Incentive Stock Options” above. The initial value of the grant is set equal to the amount the recipient’s cash award under the EIP would have been had it been based on actual year end results. If that amount differs from the EIP award made the preceding November, the value of the restricted stock grant is adjusted accordingly. For example, if the November EIP award was higher than what it would have been if based on actual year-end results, the restricted stock grant value is reduced by the excess. Conversely, if the November EIP award was less than it would have been if based on actual year-end results, the value of the restricted stock grant is increased as required to offset that shortfall. If a portion of that difference is the result of unusual or extraordinary items that were not included in estimated year-end results (as might happen, for example, if those items were first recognized after the EIP awards were made), the Committee has discretion to adjust the value of the restricted stock award to reduce or eliminate the effect of those unusual or extraordinary items.

The number of restricted shares to be granted will then be calculated by dividing the closing market price of our common stock as of the date of restricted stock grant into the dollar value of the award (determined and adjusted as just described), and awarding the number of shares resulting from that calculation, rounded to the nearest whole number of shares.

As noted above under “Effect of Current Financial Crisis,” our NEOs agreed to take no stock incentive compensation at this time. This means that at present the above mechanism for adjusting value of restricted stock grants to compensate for EIP award differences will not be used.

Generally, restricted stock grants are not tax-advantaged; the grantee pays tax on the fair market value of the stock as the shares vest. Dividends on shares subject to restricted stock grants are accumulated and earn a market rate of interest. Accumulated dividends and interest are paid (on a proportionate basis) on each anniversary of the grant date when a portion of the restriction ends, assuming that employment continues at least through the anniversary date. Restricted stock grants offer the opportunity to obtain shares of our common stock without payment to us, provided the condition to ending the restriction is met.

NON-QUALIFIED OPTIONS AND STOCK APPRECIATION RIGHTS. As noted above under “Long-Term Incentive Compensation,” our Long-Term Stock Incentive Plan also permits us to issue stock appreciation rights, which are cash awards based on the increase in value of our stock over a measurement period. Except for “excess” incentive options, which are issued as incentive stock options but automatically become non-qualified options as described above under “Incentive Stock Options—Description,” we have no outstanding non-qualified options, (except those that were acquired from banks that were acquired by Valley), and we have only 7,254 stock appreciation rights, all of which were issued during 1998 and expired in 2008.

[3]

Our CEO’s restricted stock grant was not determined using the formula described in this paragraph, because his substantially higher target EIP award (100% of his salary, as described under “Fiscal Year 2007 EIP Awards” above) would, in the Committee’s judgment, result in an excessively high grant value. For that reason, the value of our CEO’s restricted stock grant was determined directly by the Committee. The determination was based on maintaining the relative levels of compensation elements between our CEO and the other NEOs. See “Performance-Based Compensation Elements – Salary” above.

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  2009 Proxy Statement

Additional Considerations — No “Backdating” Nor Coordination with Release of Information; Addition of Risk Reduction Measure to Long-Term Stock Incentive Plan; CEO and NEO Stock Awards

We do not “backdate” option grants, and do not coordinate option grants with release dates of material information not previously disclosed to the public. As discussed, we set the exercise price of our annual ISO grants to NEOs, and the number of shares subject to restricted stock awards, using the closing market price of our common stock as quoted on the NYSE on the date of the Committee meeting that concludes the granting process, which in 2009 was fixed as the fifteenth business day following release of our earnings for the preceding fiscal year, as noted earlier.

As noted above under “Effect of Current Financial Crisis – No Compensation Arrangements That Encourage Excessive Risks”, we have added a provision to our 2009 Long-Term Stock Incentive Plan intended to reduce a perceived element of unnecessary risk encouragement. This provision requires that options on, or restricted shares of, our stock that vest upon an NEO’s separation from our employment for any reason other than death, disability (as determined in the Committee’s judgment) or retirement, and not in connection with a change-in-control, be retained for a period immediately following separation. The period is 18 months in the case of normal retirement on six months advance notice, and 24 months otherwise. We believe the fact that our most senior executives will have to retain at least a portion of their investment in our shares for a substantial period of time following separation will encourage them to remain focused on our long-term goals during their employment with us.

In each of the past two years, our CEO’s award of restricted shares and ISOs has been about twice the average awards to the other NEOs. The reasons for this difference are discussed above under “Performance-Based Elements—Salary.”) As noted above under “Effect of Current Financial Crisis,” our NEOs including our CEO agreed to take no stock incentive compensation at the present time.

NON-PERFORMANCE BASED COMPENSATION ELEMENTS

PENSION BENEFITS

Our NEOs may participate in two pension plans. We believe that pension benefits are an integral part of NEO, and other employee, compensation. We provide these benefits in order to make available to the recipients an income stream that will assist in meeting post-retirement expenses.

TAX-QUALIFIED PLAN. We have a defined-benefit tax-qualified pension plan that covers all eligible employees, including NEOs. Benefits under that plan are a percentage of highest average annual compensation. The average includes the employee’s five highest consecutive years of base pay excluding the year of termination. The benefit is (i) 0.85% of the part of highest average annual compensation that does not exceed the average maximum (over the same five-year period) of compensation subject to social security taxes, multiplied by total years of credited employment, plus (ii) 1.15% of the part of highest average annual compensation (if any) that does exceed the average amount subject to social security taxes, again multiplied by the total years of credited employment.

NON-TAX QUALIFIED PLAN (“BEP”). NEOs also participate in a supplemental, non-tax qualified pension plan, known as the Benefit Equalization Plan or BEP. The BEP was adopted January 1, 1989. Generally, each NEO who participates in the tax-qualified plan described above, and whose annual compensation exceeds the maximum amount ($230,000 in 2008) that can be recognized in calculating benefits under a tax-qualified plan, is eligible to become a BEP participant. Actual participation is determined by the Committee in its discretion. The Committee has determined that all of our NEOs are BEP participants.

Before 2006, BEP participants were eligible upon retirement to receive an additional pension benefit equal to (a) the benefit calculated under the tax-qualified plan formula as in effect prior to January 1, 1989 (when the BEP was adopted) taking all salary (but not annual non-equity incentive awards) into account, even that part of salary that exceeded the limits for a tax-qualified plan, minus (b) the BEP participant’s benefit under the tax-qualified plan as in effect since January 1, 1989.

2006 CHANGES. In 2006, our Committee engaged independent compensation consultant Frederick W. Cook & Co. to review our executive compensation. The report prepared by that firm indicated that comparable employers generally

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  2009 Proxy Statement

use a higher percentage of senior management employee cash compensation in the calculation of their pension benefits. Based on the information in that firm’s report, the Committee recommended amending the BEP to include in the benefit calculation, for all service periods covered by the tax-qualified plan, not only salary, but also all annual non-equity incentive payments (such as EIP awards) to participants who were employed on August 15, 2006. Inclusion of these participants’ additional payments was retroactive to 1989 as well as prospective. This resulted in a substantial increase in pension benefit values for our NEOs.

2007 CHANGES. The Frederick W. Cook & Co report included a finding that our pension benefits were near or at the low limit of benefits paid by members of our peer group. Based on that finding, the Committee in 2007 recommended increasing our CEO’s minimum combined benefit under the tax-qualified plan plus the BEP from $300,000 to $600,000, based on findings by the compensation consultant that our pension benefits were near or at the low limit of benefits paid by members of our peer group. At this time, our CEO notified us that he intended to postpone his retirement for an additional three years, from age 67 to age 70. We calculated the increase in his pension resulting from working an additional three years at his present salary with annual increases of 5% plus EIP awards. We concluded that working the additional three years at those compensation levels and selecting the single life annuity payment option will increase our CEO’s pension benefit at retirement (age 70) to $585,000, which is just $15,000 less than the guaranteed $600,000 amount. Bearing in mind that our CEO’s cash compensation may increase from present levels before he reaches age 70, his pension benefit may be higher than $585,000.

The Committee approved the increase in our CEO’s minimum pension guarantee because it felt that, as the executive with overall responsibility for our operations and a record of successful management, he was entitled to this benefit and, as just noted, we believe that the higher minimum payment will not significantly increase payments we would already be obligated to make to our CEO under the BEP as amended. This increase in our CEO’s minimum pension benefit guarantee was approved by the Committee because it felt that his record of successful management of our overall operations over a substantial number of years merited this benefit.

2008 CHANGES. In 2008, we made a number of changes to the BEP to bring it into compliance with Section 409A of the Internal Revenue Code. Section 409A provides that all compensation deferred under a “non-qualified deferred compensation plan” for the current year and all prior years becomes immediately taxable, with an added 20% penalty tax, unless the plan complies with certain restrictions on the timing of deferrals and distributions.

Our Committee consulted extensively with outside legal counsel and with compensation consultant Frederick W. Cook & Co. to determine what changes to the BEP would be required to bring it into compliance with Section 409A. The following changes were made at their recommendation during the third quarter of 2008:

•

Absent a change-in-control, BEP benefits will be paid only in the form of a 409A-compliant annuity. The forms of annuity (for example life annuity, joint and survivor annuity) will be the same as under the tax-qualified plan.

•	BEP benefit annuity payments will commence on the earliest possible date under the BEP terms unless a participant elects to have them start at a fixed later date (for example, at age 65.)

•

BEP participants had to choose between two possible consequences of a change-in-control. The choices were to receive a lump sum BEP benefit payment and terminate all future BEP participation, or continue BEP participation after the change-in-control and continue receiving benefits in annuity form.

Also in 2008, we made three changes to the BEP which affected the benefits of three BEP participants

•

We added a provision providing that payments under the BEP to our CEO (and his spouse if he elects the joint and survivor payment option) will be made until the expiration of ten years following his retirement, or for so long as he or his spouse survives, whichever is the longer period (payments will be made to his estate for the balance of the ten-year period if neither survives until it ends.) Our actuary has advised us that the added cost of this minimum fixed-term benefit is approximately $37,000. We considered this an appropriate benefit reflecting the fact that our CEO previously committed himself to continue in office until age 70 rather than 67, as noted immediately above under “2007 Changes.”

•

We added an alternative vesting provision, under which BEP benefits vest upon attaining age 55 or accumulating 25 years of credited service, whichever first occurs. This benefited Mr. Crocitto, who has accumulated 26 years of credited service,

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  2009 Proxy Statement

and was concerned that if he left our employment after so many years, but before reaching age 55, he could lose the entire benefit. We accelerated full vesting of Mr. Crocitto’s benefit at his request because of his concern that if he chose to retire before age 55 (he commenced employment with us at age 19) he would be at risk of losing his entire BEP benefit, while other NEOs with fewer years of credited service but aged 55 or older could retire with full BEP benefits.

•

We provided for a limited prior service credit for BEP participants who served as chief executive officer of a bank we acquired and who entered our service as executive vice president upon completion of the acquisition. The limited service credit is 25% of the number of years served as the acquired bank’s chief executive officer, rounded to the next highest number of whole years, with a maximum service credit of 2 years. This benefited Mr. Meyer, who served for almost eight years as chief executive officer of a bank we acquired in 1997, at which time he commenced serving as one of our executive vice presidents. We allowed Mr. Meyer the two years of past service credit at his suggestion because we agreed that his prior service as a chief executive officer had been of considerable benefit to us since our 1997 acquisition of his bank.

•

In 2009, we amended the BEP to revise the definition of Years of Credited Service to provide an additional five (5) years of credited service to participants who became employed by the Company during or prior to 1977 and who became an executive vice president. This benefited Mr. Crocitto, who began work for the Company at age 19 in 1977 at which time the Company’s pension plan prohibited participation until an employee had worked for one (1) year and attained the age of 25, by providing him credit for the five (5) years he worked for the Company prior to age 25. Should Mr. Crocitto remain with the Company until age 60, he would receive the same benefits as if the amendment had not been made. In connection with this amendment, five (5) years additional service credit Mr. Crocitto would have received under his Change-in-Control Agreement with the Company (discussed generally below) have been removed.

OTHER BENEFITS

Our NEOs are eligible to participate (as are all our employees who meet service requirements under the several plans) in their selection of components of the benefit package listed below:

•

401(k) plan. We match individual plan contributions for participating employees, including NEOs, on a dollar-for-dollar basis, up to 2% of annual salary (limited to the maximum amount of salary that can be taken into account under a tax-qualified plan, which was $230,000 in 2008.)

•	Medical and dental health insurance plans.

•	Life insurance plan (benefit equal to two times annual salary) and long-term disability insurance plan.

The 401(k) plan and the medical and dental plans require a contributory amount to be paid by all participants. While no participant contribution is required for the life insurance plan, we do include the cost of those benefits that exceed $50,000 in participants’ reported income to the Internal Revenue Service. We provide a long-term disability insurance plan under which we pay the insurance premiums. In some cases, NEOs and other participants have requested, and been permitted, to pay the premiums themselves, so that any benefits paid upon disability would not be taxable to the participant.

We believe that the several insurance plans we offer are important components of our comprehensive benefit package, which should induce employees to remain with us. We believe that a 401(k) plan induces our employees to save for future retirement needs, and we encourage this by matching individual plan contributions up to 2% of annual salary, as described above, by participating employees.

PERQUISITES

We offer our NEOs the use of a company-owned automobile. The automobile facilitates NEO travel between our offices, to business meetings with customers and vendors and to investor presentations. NEOs may use the automobile for personal transportation. Personal use of the automobile results in taxable income to the NEO, and we include this in the amounts of income we report to the NEO and the Internal Revenue Service. We also support and encourage our NEOs to hold a membership in one local country club (our CEO holds memberships in two clubs) for which we pay admission costs, dues and other business related expenses. We find that the club membership is an effective means of obtaining business as it allows NEOs to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities for golf or food be paid directly by the NEO. Because the club memberships are used at our expense only for business entertainment, we do not include them as perquisites in our Summary Compensation Table.

Valley National Bancorp

  2009 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL

SEVERANCE AGREEMENTS. We have a written severance agreement with each of the NEOs. We have severance agreements with our NEOs because each of them has accumulated many years of service as one of our executive officers, and we want them to continue in our service. We believe the assurance that their income will not immediately suffer if their employment were to terminate helps retain them in our service. We amended and restated these agreements in January 2008 to clarify certain provisions regarding treatment of payments made under tax law provisions, and to revise age-related payment determinations.

The terms of the severance agreements with our NEOs appear below in this proxy statement under “Other Potential Post-Employment Payments.” Payments required under the terms of the severance agreements are prohibited under the terms of our participation in the TARP Capital Purchase Program. See “Effect of Current Financial Crisis – No golden parachute payments” above.

CHANGE-IN-CONTROL AGREEMENTS. We have a written Change-in-Control Agreement with each of our NEOs. Each agreement provides for a lump sum payment and other benefits if two triggering events take place. These triggering events are, first, a change-in-control, and second, a termination of employment by us without cause, or by the NEO for good reason, before the third anniversary of the change-in-control. We amended and restated these agreements at the same time, and for similar purposes, as we amended the severance agreements discussed above.

Also, under the terms of our Long-Term Stock Incentive Plan, occurrence of a change-in-control results in immediate acceleration of vesting and exercisability of unvested stock options, and accelerated vesting of restricted stock awards, even if termination of employment has not occurred. This “single trigger” acceleration of vesting assures the NEOs that all their stock-based awards will be available to them despite a subsequent termination of their employment without cause or attempt by new management to force them to quit, either of which would otherwise result in forfeiture of unvested options.

The banking industry has seen a great deal of consolidation over the past several years. We think it appropriate to provide senior-level employees some assurance that, were we to engage in a business combination with another institution, their job-related income would not be at risk. We believe that the Change-in-Control Agreements with our NEOs give us greater assurance that these key individuals will not terminate their employment with us out of concern for their financial security, after a change-in-control transaction is announced, or out of concern that we might be viewed as a target for one.

Consistent with our reasons for having change-in-control agreements with our NEOs, we have structured the first of the two triggering events – occurrence of a change-in-control – using a very broad definition of that term. Details appear below in this proxy statement under “Other Potential Post-Employment Payments.”

The second triggering event is the NEO’s leaving our employment. We selected this trigger because the NEO becomes entitled to substantial compensation if both triggers happen, and should not be entitled to it if he or she was terminated for cause, or voluntarily quit without “good reason.” Details about the second trigger also appear below in this proxy statement under “Other Post-Employment Payments.”

Our obligation to make payments under these agreements is affected by the terms of our participation in the TARP Capital Purchase Program. See “Effect of Current Financial Crisis – No golden parachute payments” and “- Restrictions Added by 2009 Stimulus Act” above. Under the Stimulus Act, no severance payments are permitted to be made to our NEOs and our five next most highly paid employees during the CPP Covered Period.

The substantially increased benefit we give our NEOs in the event of a change-in-control, compared with the benefit under our severance agreements with them discussed earlier (see “Severance Agreement” above in this section) is our effort to deal with our NEOs’ concerns about their immediate future plans if a change-in-control takes place. We think that the security of knowing they will receive a substantial lump sum payment if their employment is terminated following a change-in-control will result in their job performance being unaffected by that change.

TAX AND ACCOUNTING CONSIDERATIONS

Before we became a participant in the CPP under the TARP, our federal income tax deduction for non-performance based compensation paid to each of our NEOs was limited by Section 162(m)(1) of the Internal Revenue Code (IRC) to $1 million annually. Compensation paid to any of them exceeding $1 million was non-deductible for federal income tax purposes unless

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  2009 Proxy Statement

“performance-based,” meaning based on the executive’s achieving pre-established objective performance goals and paid under a plan pre-approved by our stockholders. Our only non-performance based executive compensation is the restricted stock awards issued under our long term stock incentive plan, because they vest at annual intervals irrespective of any performance considerations, the only requirement for vesting being that employment is continuing on each anniversary. We choose to grant these awards even though we cannot deduct their value from our income taxes if the grantee’s annual compensation exceeds $1 million because we believe they strongly motivate the recipients to remain in our employ.

We administer the EIP with a view to making sure that awards under that plan are, as far as possible, performance-based within the meaning of IRC Section 162(m). As noted several times in this Discussion and Analysis, the Committee has discretion to reduce awards under the EIP and the Long-Term Stock Incentive Plan by up to 20%, which it did not exercise in 2008. The Committee does not have discretion to increase these awards, because were it to have and exercise that discretion, the awards affected would no longer be considered performance-based under Section 162(m).

Under new Section 162(m)(5) of the Internal Revenue Code, added by the Emergency Economic Stabilization Act of 2008 as part of the TARP program, the amount of our federal tax deduction for compensation paid to each of our senior executive officers (including all our NEOs) during the CPP Covered Period is reduced from $1 million to $500,000 annually and the exception for performance-base compensation is eliminated. See “Effect of Current Financial Crisis” above.

An important part of the Committee’s function is to achieve maximum current deductibility of NEO compensation payments, by seeing that to the greatest extent possible, they are performance-based and consequently not subject to the Section 162(m) limitation. In 2007, only our CEO’s compensation exceeded the limit, as a result of which we were unable to deduct $602,215 of his compensation from our income tax liability. In 2008, owing to the reduction, effective November 14, of the former $1 million deductibility limit to $500,000 in connection with the TARP program discussed above in this section, the total of NEO compensation we were unable to deduct rose to $819,647. The tax consequence of this non-deductibility was that we had to pay $344,252 more income taxes than we would have paid otherwise.

COMPENSATION COMMITTEE REPORT AND CERTIFICATION

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on that review and those discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee certifies that it has reviewed with senior risk officers the incentive compensation arrangements for our senior executive officers and has made reasonable efforts to ensure that those compensation arrangements do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of our financial institution.

Andrew B. Abramson

Eric Edelstein

H. Dale Hemmerdinger

Jerry Korde

Michael LaRusso

Robinson Markel

Barnett Rukin

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  2009 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation in 2008, 2007 and 2006 by the five most highly paid NEOs for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total

Gerald H. Lipkin (4) Chairman of the Board, President and Chief Executive Officer	2008	$700,000	$517,950	131,216	$625,000	$157,871	$61,476	$2,193,513
	2007	680,000	262,333	94,516	636,000	—	53,612	1,726,461
	2006	680,000	548,163	178,326	575,000	3,345,712	54,854	5,382,055

Alan D. Eskow Executive Vice President, Chief Financial Officer and Secretary	2008	370,000	216,597	69,480	180,000	136,727	40,547	1,013,351
	2007	355,000	175,693	67,642	180,000	111,095	36,436	925,866
	2006	345,000	163,275	71,183	150,000	269,202	35,191	1,033,851

Peter Crocitto Executive Vice President and Chief Operating Officer	2008	370,000	185,661	65,232	195,000	132,223	29,678	977,794
	2007	355,000	175,693	67,642	180,000	80,542	30,984	889,861
	2006	345,000	163,275	71,183	150,000	235,975	31,178	996,611

Albert Engel Executive Vice President (Not a named executive officer in 2006)	2008	340,000	146,554	58,669	170,000	112,605	37,259	865,087
	2007	320,000	124,412	55,123	160,000	91,745	33,168	784,448

Robert M. Meyer Executive Vice President	2008	360,000	222,823	72,302	180,000	221,341	33,013	1,089,479
	2007	355,000	175,693	67,642	145,000	81,448	30,933	855,716
	2006	345,000	163,275	71,183	150,000	189,851	32,636	951,945

(1)	Stock Awards are restricted stock and Option Awards are incentive stock options computed using the fair market value of the stock at the grant date under SFAS No. 123R (except that the estimates of forfeitures related to service-based vesting conditions have been disregarded), and include awards granted since 2003 which were expensed in accordance with SFAS No. 123R during 2008. Restricted stock and ISOs were awarded under our 1999 Long-Term Stock Incentive Plan. The number of shares subject to the options, and the exercise price per share, has been adjusted to reflect stock dividends and/or stock splits. See Note 13 – Benefit Plans under Stock-based Compensation, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for additional discussion on SFAS No. 123R valuation methodology.
(2)	Represents the change in the present value of pension benefits year to year, taking into account the age of each NEO, a present value factor, an interest discount factor and their remaining time until retirement. (The total includes an amount which takes into account the amendment to the BEP Plan in August 2006, adding bonus or non-equity incentive compensation to the BEP pension benefits.) The change in pension value for each NEO consists of the tax qualified pension and the BEP portions of: $62,551 and $95,320) for Mr. Lipkin; $50,422 and $86,305 for Mr. Eskow; $47,292 and $84,931 for Mr. Crocitto; $38,040 and $74,565 for Mr. Engel; and $43,607 and $177,734 for Mr. Meyer, respectively.
(3)	All other compensation includes perquisites and other personal benefits in 2008: automobile, accrued dividends on nonvested restricted stock, 401K contribution payments by Valley and group term life—(see table below).
(4)	Per our 1999 Long-Term Stock Incentive Plan, Mr. Lipkin, and Mr. Meyer met the definition of retirement eligible employee, while Mr. Eskow and Mr. Engel will become retirement eligible during future vesting of their outstanding awards, and therefore, restricted stock and stock option shares granted to these NEOs were expensed under SFAS No. 123R.

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  2009 Proxy Statement

All Other Compensation (shown above) for 2008

Name	Auto (1)	Accrued Dividends & Interest Earned on Nonvested Stock Awards (2)	401K (3)	GTL (4)	Total
Gerald H. Lipkin	$9,876	$47,000	$4,600	$—	$61,476
Alan D. Eskow	13,713	16,815	4,554	5,465	40,547
Peter Crocitto	6,404	16,815	4,554	1,905	29,678
Albert Engel	12,261	15,409	4,600	4,990	37,260
Robert M. Meyer	6,611	16,495	4,600	5,307	33,013

(1)	Auto represents the portion of personal use of a company-owned vehicle by the NEO during 2008.
(2)	Nonvested restricted stock awards accrue dividends and interest on those dividends until such time as the vesting takes place.
(3)	The company provides up to a 2% match for the defined contribution 401K Plan to the NEO and all other full time employees in the plan.
(4)	GTL or Group Term Life Insurance represents the cost to the Company of life insurance benefits equal to two times salary. This benefit is provided to all full time employees.

2008 GRANTS OF PLAN-BASED AWARDS

The following table represents each grant of an award made to a named executive officer in 2008 and their total value utilizing the grant date market value for restricted stock awards and incentive stock option awards calculated in accordance with SFAS No. 123R. All awards have been adjusted for stock dividends.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Stock or Units (#)	Underlying Options (#)	Awards ($/Sh)	Option Awards ($)
Gerald H. Lipkin	2/12/2008	$393,750	$700,000	$765,625	24,705	36,750	$17.81	$541,426
Alan D. Eskow	2/12/2008	34,688	185,000	202,344	10,106	17,326	17.81	227,808
Peter Crocitto	2/12/2008	34,688	185,000	202,344	10,106	17,326	17.81	227,808
Albert Engel	2/12/2008	31,875	170,000	185,938	8,984	17,326	17.81	207,825
Robert M. Meyer	2/12/2008	33,750	180,000	196,875	9,713	17,326	17.81	220,808

The estimated possible payments under non-equity incentive plan awards shows the range of payments to NEOs depending upon their meeting certain targets. Actual payments are shown in the Summary Compensation Table above. See the discussion on performance targets, under Non-equity Incentive Awards, in the CD & A section of Executive Compensation above.

Restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The stock option awards become exercisable at the rate of 20% per year. These awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. Upon a “change-in-control,” as defined in that plan, all restrictions on shares of restricted stock will lapse and all stock options will vest in full. See the discussion of the Long-Term Stock Incentive Plan under “The Long-Term Stock Incentive Compensation” and “Change-in-Control Agreements” in the CD & A above.

The per share grant date fair market values under SFAS No. 123R (adjusted for stock dividend of May 2008) on the restricted stock award for Mr. Lipkin and on stock option award was $17.81 and $2.76, respectively.

Valley National Bancorp

  2009 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2008. All stock options and restricted stock awards have been adjusted for stock dividends and stock splits.

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)
Gerald H. Lipkin
	2/12/2008	—	36,750	17.81	2/12/2018	24,705	500,276
	2/13/2007	7,717	30,871	23.53	2/13/2017	13,230	267,908
	2/15/2006	11,576	17,365	20.94	2/15/2016	10,419	210,985
	2/8/2005	14,587	9,724	22.04	2/8/2015	4,862	98,456
	2/26/2004	20,420	5,105	22.00	2/26/2014	4,595	93,049
	3/1/2003	9,380	—	19.14	3/1/2013	—	—
	2/15/2002	26,802	—	19.92	2/15/2012	—	—
Alan D. Eskow
	2/12/2008	—	17,326	17.81	2/12/2018	10,106	204,647
	11/13/2006	7,276	10,915	23.32	11/13/2016	5,292	107,163
	11/14/2005	10,072	6,713	21.31	11/14/2015	3,473	70,328
	11/16/2004	11,670	2,917	23.01	11/16/2014	1,824	36,936
	11/17/2003	15,316	—	22.92	11/17/2013	—	—
	11/18/2002	11,300	—	19.66	11/18/2012	—	—
	11/27/2001	11,485	—	18.77	11/27/2011	—	—
	11/28/2000	5,025	—	15.91	11/28/2010	—	—
Peter Crocitto
	2/12/2008	—	17,326	17.81	2/12/2018	10,106	204,647
	11/13/2006	7,276	10,915	23.32	11/13/2016	5,292	107,163
	11/14/2005	10,072	6,713	21.31	11/14/2015	3,473	70,328
	11/16/2004	11,670	2,917	23.01	11/16/2014	1,824	36,936
	11/17/2003	15,316	—	22.92	11/17/2013	—	—
	11/18/2002	16,082	—	19.66	11/18/2012	—	—
	11/27/2001	18,426	—	18.77	11/27/2011	—	—
	11/28/2000	19,347	—	15.91	11/28/2010	—	—

*	At Market Value of $20.25 as of December 31, 2008.

Valley National Bancorp

  2009 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END-Continued

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)
Albert Engel
	2/12/2008	—	17,326	17.81	2/12/2018	8,984	181,926
	11/13/2006	7,276	10,915	23.32	11/13/2016	5,292	107,163
	11/14/2005	10,072	6,714	21.31	11/14/2015	3,473	70,328
	11/16/2004	9,724	2,430	23.01	11/16/2014	1,215	24,604
	11/17/2003	8,934	—	22.92	11/17/2013	—	—

Robert M. Meyer
	2/12/2008	—	17,326	17.81	2/12/2018	9,713	196,688
	11/13/2006	7,276	10,915	23.32	11/13/2016	5,292	107,163
	11/14/2005	10,072	6,713	21.31	11/14/2015	3,473	70,328
	11/16/2004	11,670	2,917	23.01	11/17/2014	1,824	36,936
	11/17/2003	15,316	—	22.92	11/17/2013	—	—
	11/18/2002	16,082	—	19.66	11/18/2012	—	—
	11/27/2001	18,426	—	18.77	11/27/2011	—	—
	11/28/2000	19,347	—	15.91	11/28/2010
	11/23/1999	18,471	—	13.93	11/23/2009

*        At Market Value of $20.25 as of December 31, 2008.

(1)     The stock option awards become exercisable at the rate of 20% per year (except for the 2002 grant for Mr. Lipkin which became exercisable at the rate of 33.3% per year). These awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. The restricted stock awards and stock option awards accelerate in the event of a change-in-control, as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

(2)     Restrictions on restricted stock awards lapse at the rate of 20% per year, commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock.

Valley National Bancorp

  2009 Proxy Statement

2008 OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised and restricted stock that vested by NEOs in 2008 and the value realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired Upon Vesting	Value Realized on Vesting ($) (2)
Gerald H. Lipkin	65,476	326,725	15,416	278,370

Alan D. Eskow	37,660	251,143	6,983	123,815

Peter Crocitto	37,864	258,939	6,983	123,815

Albert Engel	48,921	327,277	5,228	93,436

Robert M. Meyer	19,385	83,356	6,983	123,815

(1)	The value realized represents the difference between the fair market price of underlying securities on the day of exercise and the exercise price of the options.
(2)	The value realized on vesting of restricted stock awards represents the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the fair market value of the underlying shares as of the day’s close of business.

2008 PENSION BENEFITS

BANK PENSION PLAN. The Bank maintains a non-contributory, defined benefit pension plan for all eligible employees. The annual retirement benefit under the pension plan is (i) 0.85% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest consecutive 5 year average of the employee’s annual salary (excluding non-equity compensation, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit, currently $230,000 for 2008, received during the last 10 years of employment.

BENEFIT EQUALIZATION PLAN. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan (“BEP”) which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Bank pension plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (b) the individual’s pension plan benefit. In general, officers of the Bank who are members of the pension plan and who receive annual compensation in excess of the compensation limits under the qualified plan are eligible to participate in the BEP. The Compensation and Human Resources Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the BEP. Effective January 1, 1989, Mr. Lipkin became a participant in the BEP; effective January 1, 1996, Mr. Crocitto became a participant in the BEP; effective January 1, 2001, Mr. Eskow and Mr. Meyer became participants in the BEP. Effective December 13, 2004 Mr. Engel became a participant in the BEP. Two other Bank officers presently participate in the BEP.

On August 15, 2006, the Compensation and Human Resources Committee amended the BEP so that compensation shall mean an individual’s annual rate of base salary plus all non-equity compensation payments paid during a given calendar year. This amendment was both retroactive to 1989 and prospective.

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits.

Valley National Bancorp

  2009 Proxy Statement

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (Accrued 12/31/2008)	Payments During Last Fiscal Year
Gerald H. Lipkin	VNB Pension Plan	32	$775,696	$—
	VNB Benefit Equalization Plan	32	6,177,563	—
Alan D. Eskow	VNB Pension Plan	17	405,062	—
	VNB Benefit Equalization Plan	17	685,067
Peter Crocitto	VNB Pension Plan	27	644,207	—
	VNB Benefit Equalization Plan	27	1,142,635
Albert Engel	VNB Pension Plan	11	205,120	—
	VNB Benefit Equalization Plan	11	290,080
Robert M. Meyer	VNB Pension Plan	11	233,645	—
	VNB Benefit Equalization Plan	13	491,565

Present values of the accumulated benefits under the BEP and Pension Plan were determined as of January 1, 2009 based upon the accrued benefits under each plan as of December 31, 2008 and valued in accordance with the following principal actuarial assumptions: (1) post-retirement mortality in accordance with the Uninsured Pensioner 1994 mortality table (“UP-94”), (2) interest at an annual effective rate of 5.75% compounded annually, (3) retirement at the earliest age (subject to a minimum age of 55 and a maximum age equal to the greater of 65 and the participant’s age on January 1, 2009) at which unreduced benefits would be payable assuming continuation of employment and (4) payment in the form of a single life annuity (except for Mr. Lipkin whose benefits are payable in the form of a joint and two-thirds survivor annuity).

GERALD H. LIPKIN. Pursuant to an agreement dated August 15, 2006, a minimum retirement benefit of $600,000 per year will be provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay his wife $400,000 per year in the event of Mr. Lipkin’s death; the agreement was subsequently amended in 2008 to provide that if both Mr. Lipkin and his spouse die prior to 10 years after retirement, then the $400,000 death benefit will continue to be paid to the estate for the remainder of the 10 year period. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

The present value of accumulated benefits shown above for Mr. Lipkin, who is retirement eligible, are based upon annual annuity amounts from the Pension Plan and BEP of $67,363 and $534,156, respectively, payable as joint and 66-2/3% survivor annuities and assuming immediate commencement of payments due to Mr. Lipkin’s attainment of normal retirement age.

ALAN D. ESKOW. The present value of accumulated benefits shown above for Mr. Eskow are based upon annual annuity amounts from the Pension Plan and BEP of $39,121 and $66,164, respectively, payable as single life annuities. Mr. Eskow is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on June 1, 2010.

PETER CROCITTO. The present value of accumulated benefits shown above for Mr. Crocitto are based upon annual annuity amounts from the Pension Plan and BEP of $60,652 and $107,579, respectively, payable as single life annuities. Mr. Crocitto is not currently eligible for early retirement; assuming continuation of employment, Mr. Crocitto will be eligible for early retirement with unreduced benefits on June 1, 2012.

ALBERT ENGEL. The present value of accumulated benefits shown above for Mr. Engel are based upon annual annuity amounts from the Pension Plan and BEP of $25,314 and $35,799, respectively, payable as single life annuities. Mr. Engel is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on July 1, 2013.

ROBERT M. MEYER. The present value of accumulated benefits shown above for Mr. Meyer are based upon annual annuity amounts from the Pension Plan and BEP of $25,468 and $53,582, respectively, payable as single life annuities. Mr. Meyer is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on his normal retirement date of February 1, 2011.

EARLY RETIREMENT BENEFITS. A named executive officer’s accrued benefits under the Bank’s Pension Plan and BEP are payable at age 65, the individual’s normal retirement age. If an executive terminates employment after both attainment of age 55 and completion of ten years of service, he is eligible for early retirement. Upon early retirement, an executive may elect to

Valley National Bancorp

  2009 Proxy Statement

receive his accrued benefit unreduced at age 65 or, alternatively, to receive a reduced benefit commencing on the first day of any month following termination of employment and prior to age 65. The amount of reduction is 0.5% for each of the first sixty months and 0.25% for each of the next sixty months that benefits commence prior to the executive’s normal retirement date (resulting in a 45% reduction at age 55, the earliest retirement age under the plans). However, there is no reduction for early retirement prior to the normal retirement date if the sum of the executive’s age and years of credited service at the benefit commencement date equals or exceeds 80. NEOs who are currently eligible for early retirement are Messrs. Eskow, Engel, and Meyer.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

CUT BACKS DUE TO PARTICIPATION IN THE CPP

As further discussed in the Compensation Discussion & Analysis under “Effect of the Current Financial Crisis”, in November 2008 we sold 300,000 shares of our Class A Fixed Rate Cumulative Preferred Stock and a warrant for 2,297,090 shares of common stock to the United States Treasury pursuant to a Securities Purchase Agreement which required that we limit compensation to our most highly compensated executives in several regards. The Stimulus Act modified and added to those compensation limitations. Among such limitations, the Company is precluded from making any severance payments to our five highest paid NEOs and our next five most highly compensated employee during the CPP Covered Period. The information set forth below regarding potential payments to our NEOs would be inapplicable if termination occurred during the CPP Covered Period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Valley and the Bank entered into new severance agreements and change-in-control agreements, each dated as of January 22, 2008, with the NEOs. The following discussion describes the agreements in place as of December 31, 2008, which form the basis of the tabular presentation which follows.

SEVERANCE AGREEMENT PROVISIONS. In the event of termination of employment without cause, the severance agreements with the NEOs provide for a lump sum payment equal to twelve months of base salary as in effect on the date of termination, plus a fraction of the NEO’s most recent annual Executive Incentive Plan award. That fraction is equal to (a) the number of months which have elapsed in the current calendar year divided by (b) 12. For purpose of the severance agreements, “cause” means willful and continued failure to perform employment duties after written notice specifying the failure, willful misconduct causing material injury to us that continues after written notice specifying the misconduct, and a criminal conviction (other than a traffic violation), drug abuse or, after a written warning, alcohol abuse or excessive absence for reasons other than illness, except in the case of Mr. Lipkin, whose severance agreement defines “cause” as gross misconduct in connection with our business or otherwise. None of the NEOs would receive severance (the salary component or the non-equity incentive award component) as a result of his death, retirement, resignation or termination of employment with cause, except in the case of Mr. Lipkin, where in the event he predeceases his spouse, his spouse shall be paid $400,000. No lump sum severance payment is made under the severance agreements if the NEO receives severance under a change-in-control agreement (described below).

Mr. Lipkin’s severance agreement contains the provision, discussed under “Pension Benefits” above, for a minimum retirement benefit under our tax qualified pension plan and the BEP of $600,000 per year. This means that if his total benefits under these plans are less than $600,000, we will be required to make up the difference.

Also, under the severance agreements with the NEOs, we provide the NEOs with a lump sum cash payment in place of medical benefits. The payment is 125% of total monthly premium payments under COBRA reduced by the amount of the employee contribution normally made for the health-related benefits they were receiving at termination of employment, multiplied by 36. COBRA provides temporary continuation of health coverage at group rates after termination of employment. This cash payment is due upon the termination of the NEO by the Bank other than for cause, or upon his death or disability, except in the case of Mr. Lipkin, where the cash payment in place of benefits is due upon his termination of employment for any reason.

Valley National Bancorp

  2009 Proxy Statement

Under the severance agreements with the NEOs, we also provide the NEOs with a lump sum life insurance benefit equal to 125% of our share of the premium for three years of coverage, based on the coverage and rates in effect on the date of termination.

Each NEO other than Mr. Lipkin is required to keep confidential all confidential information that he obtained in the course of his employment with us. The NEOs are also restricted from competing with us during the term of his employment with us and for one year after termination of his employment with us, except in the case of Mr. Lipkin, who is restricted from competing with us during the term of his employment with us and for two years after termination of his employment with us.

CHANGE-IN-CONTROL AGREEMENTS (“CIC”) PROVISIONS. If an NEO is terminated without cause or resigns for good reason following a CIC during the contract period (which is defined as the period beginning on the day prior to the CIC and ending on the earlier of (1) the third anniversary of the CIC or (2) the NEOs death, the NEO would receive three times the highest annual salary and non-equity incentive received in the three years prior to the change-in-control. The NEOs would also receive medical and life insurance identical to the benefits described above under “Severance Agreement Provisions.”

Payments under the CIC Agreements are triggered by a “change-in-control” followed by another triggering event. The events defined in the agreements as changes of control are:

•

Outsider stock accumulation. We learn, or one of our subsidiaries learns, that a person or business entity has acquired 25% or more of Valley’s common stock, and that person or entity is neither our “affiliate” (meaning someone who is controlled by, or under common control with, Valley) nor one of our employee benefit plans.

•

Outsider tender/exchange offer. The first purchase of our common stock is made under a tender offer or exchange offer by a person or entity that is neither our “affiliate” nor one of our employee benefit plans.

•

Outsider subsidiary stock accumulation. The sale of our common stock to a person or entity that is neither our “affiliate” nor one of our employee benefit plans that results in the person or entity owning more than 50% of the Bank’s common stock.

•

Business combination transaction. We complete a merger or consolidation with another company, or we become another company’s subsidiary (meaning that the other company owns at least 50% of our common stock), unless, after the happening of either event, 60% or more of the directors of the merged company, or of our new parent company, are people who were serving as our directors on the day before the first public announcement about the event.

•	Asset sale. We sell or otherwise dispose of all or substantially all of our assets or the Bank’s assets.

•	Dissolution/Liquidation. We adopt a plan of dissolution or liquidation.

•

Board turnover. We experience a substantial and rapid turnover in the membership of our Board of Directors. This means changes in board membership occurring within any period of two consecutive years that result in 40% or more of our board members not being “continuing directors.” A “continuing director” is a board member who was serving as a director at the beginning of the two-year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.

The second triggering event is the NEO leaving our employment under the following two conditions: First, the NEO must have left before the end of the “contract period” which, under the CIC Agreement, begins the day before the change-in-control and continues through the third anniversary of the change-in-control. Second, the NEO must have left either because we (or any successor) terminated him without “cause,” or he voluntarily quit for “good reason.”

“Cause” for termination of an NEO’s employment under the CIC Agreements means his failure to perform employment duties, misconduct in office, a criminal conviction, drug or alcohol abuse or excessive absence. “Good reason” for a NEO’s voluntary termination of employment under the CIC Agreements means any of the following actions by us or our successor:

•	We change the NEO’s employment duties to include duties not in keeping with his position within Valley or the Bank prior to the change-in-control.

Valley National Bancorp

  2009 Proxy Statement

•	We demote the NEO or reduce his authority.

•	We reduce the NEO’s annual base compensation.

•

We terminate the NEO’s participation in any non-equity incentive plan in which the NEO participated before the change-in-control, or we terminate any employee benefit plan in which the NEO participated before the change-in-control without providing another plan that confers benefits similar to the terminated plan.

•	We relocate the NEO to a new employment location that is outside of New Jersey or more than 25 miles away from his former location.

•	We fail to get the person or entity who took control of Valley to assume our obligations under the NEO’s CIC Agreement.

•	We terminate the NEO’s employment before the end of the “contract period,” without complying with all the provisions in the NEO’s CIC Agreement.

PARACHUTE PAYMENT REIMBURSEMENT. All NEOs are entitled to a “Parachute Penalty” tax gross-up payment in the case that certain payments resulting from a termination following a change-in-control exceed the threshold limit set forth in Section 280G of the Internal Revenue Code.

PENSION PLAN PAYMENTS. The present value of the benefits to be paid to each NEO following termination of employment over his estimated lifetime is set forth in the table below. All NEOs receive three years additional service under the BEP upon termination as a result of a change-in-control due to dismissal without cause or resignation for good reason. Present values of the BEP and pension plan were determined as of January 1, 2008 based on post-retirement mortality in accordance with the UP-94 mortality table and interest at an annual effective rate of 5.75 percent compounded annually.

EQUITY AWARD ACCELERATION. In the event of a change-in-control or termination of employment as a result of death, all restrictions on an NEO’s restricted stock awards will immediately lapse. In the case of retirement, all restrictions will lapse except for shares granted between November 13, 2006 and September 20, 2007. For these awards, only the shares in which the restrictions were scheduled to lapse in the calendar year of retirement and the following calendar year will lapse. Upon termination of employment for any other reason, NEOs will forfeit all shares whose restrictions have not lapsed.

Stock options will vest in the same manner as described above for the restricted stock awards.

SEVERANCE BENEFITS TABLE. The table set forth below illustrates the severance amounts and benefits that would be paid to each of the NEOs, if he had terminated employment with the Bank on December 31, 2008, the last business day of the most recently completed fiscal year, under each of the following retirement or termination circumstances: (i) death; (ii) dismissal for cause; (iii) retirement or resignation; (iv) dismissal without cause; and (v) dismissal without cause or resignation for good reason following a change-in-control of Valley on December 31, 2008. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

The amounts listed under the heading, “Dismissal without Cause of Resignation for Good Reason (Following a Change-in-Control) – Under TARP” reflects the amounts payable under the TARP program and agreed to by our NEOs in November 2008. Under the Stimulus Act, it appears that the Company will not be permitted to pay any severance amounts. For further detail, see “Effect of Current Financial Crisis – Restrictions Added by 2009 Stimulus Act” above.

Valley National Bancorp

  2009 Proxy Statement

Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal Without Cause (no Change-in- Control)	Dismissal without Cause or Resignation for Good Reason (Following a Change-in- Control)	Dismissal without Cause or Resignation for Good Reason (Following a Change-in- Control) - Under TARP*
Mr. Lipkin
Amounts payable in full on indicated date of termination:
Severance - Salary component	$700,000	$—	$—	$700,000	$2,040,000	$2,040,000
Severance - Non-equity incentive	625,000	—	—	625,000	1,908,000	1,908,000
Restricted stock awards	1,170,712	—	969,751	—	1,170,712	1,170,712
Stock options	89,670	—	89,670	—	89,670	89,670
Welfare benefits continuation	24,418	24,418	24,418	24,418	21,735	21,735
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	—	—	—

Sub Total	2,609,800	24,418	1,083,839	1,349,418	5,230,117	5,230,117
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	6,386,200	6,386,200	6,386,200	6,386,200	7,106,652	7,106,652
Pension plan	775,696	775,696	775,696	775,696	775,696	775,696

Total	$9,771,696	$7,186,314	$8,245,735	$8,511,314	$13,112,465	$13,112,465

Mr. Eskow
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$370,000	$1,065,000	$1,065,000
Severance - Non-equity incentive	—	—	—	180,000	540,000	186,047
Restricted stock awards	419,012	—	—	—	419,012	419,012
Stock options	42,275	—	—	—	42,275	42,275
Welfare benefits continuation	15,926	—	—	15,926	15,926	15,926
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A	904,700	—

Sub Total	477,213	—	—	565,926	2,986,913	1,728,260
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	642,428	642,428	642,428	642,428	1,206,666	1,206,666
Pension plan	364,012	364,012	364,012	364,012	364,012	364,012

Total	$1,483,653	$1,006,440	$1,006,440	$1,572,366	$4,557,591	$3,298,938

Mr. Crocitto
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$370,000	$1,065,000	$244,916
Severance - Non-equity incentive	—	—	—	195,000	540,000	—
Restricted stock awards	419,012	—	—	—	419,012	419,012
Stock options	42,275	—	—	—	42,275	42,275
Welfare benefits continuation	40,736	—	—	40,736	40,736	40,736
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A	1,479,655	—

Sub Total	502,023	—	—	605,736	3,586,678	746,939
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	568,084	568,084	568,084	568,084	2,185,617	2,185,617
Pension plan	295,266	295,266	295,266	295,266	295,266	295,266

Total	$1,365,373	$863,350	$863,350	$1,469,086	$6,067,561	$3,227,822

Valley National Bancorp

  2009 Proxy Statement

Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal Without Cause (no Change-in- Control)	Dismissal Without Cause or Resignation for Good Reason (Following a Change-in- Control)	Dismissal Without Cause or Resignation for Good Reason (Following a Change-in- Control) - Under TARP*
Mr. Engel
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$340,000	$960,000	$960,000
Severance - Non-equity incentive	—	—	—	170,000	480,000	188,623
Restricted stock awards	384,040	—	—	—	384,040	384,040
Stock options	42,275	—	—	—	42,275	42,275
Welfare benefits continuation	26,271	—	—	26,271	26,271	26,271
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A	711,308	—

Sub Total	452,586	—	—	536,271	2,603,894	1,601,209
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	303,668	303,668	303,668	303,668	530,952	530,952
Pension plan	207,419	207,419	207,419	207,419	207,419	207,419

Total	$963,673	$511,087	$511,087	$1,047,358	$3,342,265	$2,339,580

Mr. Meyer
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$360,000	$1,065,000	$1,065,000
Severance - Non-equity incentive	—	—	—	180,000	435,000	435,000
Restricted stock awards	411,117	—	—	—	411,117	411,117
Stock options	42,275	—	—	—	42,275	42,275
Welfare benefits continuation	15,783	—	—	15,783	15,783	15,783
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A	—	—

Sub Total	469,175	—	—	555,783	1,969,175	1,969,175
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	526,945	526,945	526,945	526,945	887,355	887,355
Pension plan	242,315	242,315	242,315	242,315	242,315	242,315

Total	$1,238,435	$769,260	$769,260	$1,325,043	$3,098,845	$3,098,845

*	As in effect on December 31, 2008. Does not reflect any impact of the Stimulus Act.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

The members of the Committee are Messrs. Gerald Korde, Andrew Abramson, Eric P. Edelstein, H. Dale Hemmerdinger, Michael LaRusso, Robinson Markel and Barnett Rukin. Except for Robinson Markel, all members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank, as discussed below, in “Certain Transactions With Management,”. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of our Compensation and Human Resources Committee.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on the same terms, including interest rates as those available to other persons not related to the Company, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

Valley National Bancorp

  2009 Proxy Statement

During 2008, Valley and its customers paid approximately $232,000 (this amount was over 5% of such firm’s gross revenues for 2008) for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of Valley. During 2008, Valley and its customers paid approximately $145,000 for legal services to a law firm of which Robinson Markel, a director and shareholder of Valley is of counsel. During 2008, we paid an amount of $548,000 to MG Advisors, Inc., in connection with the acquisition of Greater Community Bancorp, and consulting fees pursuant to a long-standing consulting agreement. MG Advisor’s chairman is Mary J. Steele Guilfoile, a director and shareholder of Valley.

Prior to 2003, the Bank purchased $150 million of bank-owned life insurance from a nationally known life insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The son-in-law of Mr. Lipkin, Chairman, President and CEO, a director and a shareholder of Valley, is a licensed insurance broker who introduced us to the program offered by this insurance company. During 2007, the Bank purchased $75 million of additional bank-owned life insurance from the same life insurance company as its initial purchase. This was also completed after a selection process with other vendors. In 2008, Mr. Lipkin’s son-in-law earned insurance commissions (and will receive future commissions during the remainder of the term of the policy,) of approximately $61,000, pursuant to an arrangement he entered into with the insurance broker associated with the insurance company for a portion of the broker’s commission. In both instances, Mr. Lipkin was not involved with the selection and the decision-making process.

POLICY AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON

TRANSACTIONS

Our related person transaction practices and policies between the Company or any of its subsidiaries and an executive officer, director or an immediate family member are currently governed by the company’s Code of Conduct and Ethics (“Code of Conduct”). The Code of Conduct is available on the company’s website http://www.valleynationalbank.com. In the ordinary course of business, directors (or a business in which the director is a partner, director, shareholder or executive officer) may provide services to the Company or to customers of the Bank. We require our directors and executive officers to complete a questionnaire, annually, to provide information specific to related party transactions.

Once we become aware of a proposed or a recurring transaction with a related party, it is referred to the CEO or CFO for consideration to determine whether the related party transaction should be allowed; whether it poses a conflict of interest; should it be terminated or modified. A transaction shall be consummated or shall continue only if the Audit and Risk Committee approves, or ratifies after the fact, the transaction in accordance with the guidelines set forth in the policy and if the transaction is on substantially the same terms to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction is approved by the disinterested members of the Board of Directors; or if the transaction involves compensation it is approved by the Company’s Compensation and Human Resources Committee; and any material related person transaction will be disclosed to the full Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC and NYSE by certain deadlines. Based on information provided by our directors and executive officers (we have no 10% beneficial owners) and a review of the reports we have received, certain director and executive officers failed to file a Form 4 or a Form 5 on a timely basis, as follows: Mr. Rukin, a director, filed a late Form 5, reporting a gift transaction made in 2007; the following executive officers filed a late Form 4 during 2008 with respect to their stock option grants and restricted stock awards: Stephen Davey, Elizabeth De Laney, Kermit Dyke, Robert Ewing, Richard Garber, Eric Gould, Russell Murawski, and John Noonan. With the exception of the foregoing, we believe our directors and executive officers complied with their Section 16(a) reporting requirements in 2008.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in our Notice of Annual Meeting of Shareholders in order for the proposal to be properly considered at a meeting of Valley.

Valley National Bancorp

  2009 Proxy Statement

Proposals of shareholders which are eligible under the rules of the SEC to be included in our year 2010 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 8, 2009.

If we change our 2010 annual meeting date to a date more than 30 days from the date of its 2009 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before we to print and mail its proxy materials. If we change the date of our 2009 annual meeting in a manner that alters the deadline, we will so state under Part II - Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors,

Alan D. Eskow
Secretary

Wayne, New Jersey

March 5, 2009

A copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2008 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Our Annual Report on Form 10-K (without exhibits) is also available on our website at www.valleynationalbank.com.

Valley National Bancorp

  2009 Proxy Statement

Appendix A

VALLEY NATIONAL BANCORP

2009 LONG-TERM STOCK INCENTIVE PLAN

(Adopted by Directors [            ], 2009)

Adopted by Shareholders April [    ], 2009)

1. Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights.

2. Definitions. For purposes of this Plan:

(a)	“Accelerated Restricted Stock” means Shares of Restricted Stock granted at any time by the Company which are (i) held by Grantees who at any time were named executive officers (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which restrictions upon such Shares lapse for any reason in connection with any termination of employment. For purposes of clarity, Shares of Accelerated Restricted Stock upon which restrictions lapse pursuant to Section 8(c)(2) in connection with a Change in Control will not be deemed Accelerated Restricted Stock even if a termination of employment occurs in connection with the Change in Control.

(b)	“Accelerated Stock Options” means any Option granted at any time by the Company which is (i) held by a Grantee who at any time was a named executive officer (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which either (A) the exercisability (i.e. the vesting) of such Option is accelerated for any reason in connection with any termination of employment or (B) the exercise period of such Option is extended by the Committee under Section 6(g). For purposes of clarity, Options for which vesting accelerates pursuant to Section 6(h) in connection with a Change in Control will not be deemed Accelerated Stock Options even if a termination of employment occurs in connection with the Change in Control.

(c)	“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(d)	“Award” means a grant of Restricted Stock or Stock Appreciation Rights, or either or both of them.

(e)	“Bank” means Valley National Bank, a Subsidiary.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” means the willful failure by an Optionee or Grantee to perform his duties with the Company or with any Subsidiary or the willful engaging in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise.

(h)	“Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(i)

“Change in Control” means any of the following events: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first

Valley National Bancorp

  2009 Proxy Statement

purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) the consummation of (A) a transaction, other than a Non-Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least 60% thereof or, following a Non-Control Transaction, 60% of the board of directors of the Surviving Corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non-Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least 60% of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction; (III) the “Surviving Corporation” in a transaction in which the Company becomes the subsidiary of another corporation is the ultimate parent entity of the Company or the Company’s successor; and (IV) the “Surviving Corporation” in any other transaction pursuant to which the Company is merged with or into another corporation is the surviving or resulting corporation in the merger or consolidation.

(j)	“Code” means the Internal Revenue Code of 1986, as amended.

(k)	“Committee” means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(l)	“Company” means Valley National Bancorp, a New Jersey corporation.

(m)	“Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(n)	“Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.

(o)	“Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Valley National Bancorp

  2009 Proxy Statement

(q)	“Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

(r)	“Grantee” means a person to whom an Award has been granted under the Plan.

(s)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(t)	“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(u)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(v)	“Optionee” means a person to whom an Option has been granted under the Plan.

(w)	“Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(x)	“Plan” means the Valley National Bancorp 2009 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(y)	“Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

(z)	“Retirement” means the retirement from active employment with the Company of an employee or officer, but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i)	he has a minimum combined total of years of service and age equal to eighty (80); he is age sixty-two (62) or older; and he provides six (6) months prior written notice to the Company of the retirement; or

(ii)	he has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides six (6) months prior written notice to the Company of the retirement.

“Years of Service” shall be defined as follows: (i) for participants in the Valley National Bank Benefit Equalization Plan (the “BEP”), the same way the term “Years of Credited Service” is defined under the BEP and (ii) for all other employees or officers, the same way “years of Credited Service” is defined under the Valley National Bank Pension Plan, provided that for the purpose of the Valley National Bank Pension Plan years of service will mean only employment by the Company, and will not include employment by any company or entity acquired by the Company for the period prior to its acquisition by the Company. An employee or officer who retires but fails to meet such requirements shall not be deemed to be within the definition of “Retirement” for any purpose under this Plan or any Award or Option granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only and any Optionee (as defined in the Plan) who meets all of the other conditions contained in clause (i) or in clause (ii), but is terminated without Cause, shall be deemed to meet all the conditions for Retirement for purposes of the Plan only and shall be deemed to have terminated employment due to Retirement for purposes of this Plan only.

(aa)	“Shares” means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

Valley National Bancorp

  2009 Proxy Statement

(ab)	“Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(ac)	“Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ad)	“Successor Corporation” means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 425(a) of the Code applies.

(ae)	“Ten-Percent Shareholder” means an eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3. Administration.

(a)	The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)	to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)	to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, the purchase price per share, if any, of Restricted Stock and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3)	to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4)	to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)	generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

Valley National Bancorp

  2009 Proxy Statement

4. Stock Subject to Plan.

(a)	The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 6,100,000 of which not more than 1,000,000 Shares may be issued or transferred pursuant to Options and/or Awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of Shares (i) that may be issued or transferred pursuant to Options or Awards for Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights shall be 6,100,000 and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be 6,100,000. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.

(b)	Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c)	Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.

6. Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)	Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

(b)	Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Any such extension shall only be made in accordance with Section 409A of the Code.

(c)	Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d)	Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e)

Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price and required tax withholding for any shares purchased pursuant to the exercise of an Option shall be

Valley National Bancorp

  2009 Proxy Statement

paid in full upon such exercise (i) in cash, (ii) by check, (iii) at the discretion of the Committee, by transferring Shares having a Fair Market Value on the day preceding the date of exercise of such option equal to the aggregate purchase price for the Shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee; provided that such Shares have been held by the Optionee for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iv) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by having Shares that would otherwise have been delivered to the Participant upon exercise of an Option withheld by the Company or (v) such other method as approved by the Committee at the discretion of the Committee. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f)	Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)	Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1)	If the Optionee’s termination of employment is due to his death the Option shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however, that the Company shall have given written notice to the Optionee’s designated beneficiary for the Plan as permitted under Section 17(c) or, if there is no designated beneficiary for the Plan, then to the Optionee’s designated beneficiaries under the Company’s group term life insurance plan, within the six (6) months following the Optionee’s termination of employment. If the Company’s notice is given more than six (6) months after the date of the Optionee’s termination of employment, the Option shall be exercisable for six (6) months from the date of such notice, and shall thereafter terminate; provided, however, that in no event shall the Option be exercisable beyond two (2) years following the Optionee’s termination of employment. If no notice is given by the Company, the Option shall be exercisable for a period of two (2) years following such termination of employment, and shall thereafter terminate. The written notice to be given under this paragraph may be given by regular mail and shall identify the option including the number of Shares subject to the option, the current exercise price and remaining exercise period and such other appropriate information as the Company may determine, provided that any defect in the notice shall not affect the validity of the notice;

(2)	If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee’s Retirement), the Option shall terminate on the date of the Optionee’s termination of employment;

(3)	If the termination of employment is due to the Optionee’s Retirement, the Option shall be exercisable for the remaining term of the Option and thereafter shall be unaffected by the death of the Optionee. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and

(4)	If the Optionee’s termination of employment is for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. To the extent that the exercise period is extended by the Committee after the Option is granted, such extension may only be made in accordance with Section 409A of the Code.

Valley National Bancorp

  2009 Proxy Statement

With respect to any Accelerated Stock Options, the following restrictions will apply:

(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares obtained upon the exercise of an Accelerated Stock Option must be retained by the Grantee until the date 24 months after the date of such termination;

(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares obtained upon the exercise of an Accelerated Stock Option must be retained by the Grantee until the date 18 months after the date of Retirement;

(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph.

To effectuate the foregoing, the certificate issued by the Company for all Shares obtained upon the exercise of an Accelerated Stock Option will bear an appropriate legend restricting transfers for the applicable period on all such Shares up to the maximum number of Shares subject to the retention requirements above.

(h)	Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

(i)	Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, no amendment or modification of an Option shall cause an Option issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.

7. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in relation to an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a)	Time of Grant. A Stock Appreciation Right may be granted:

(i)	at any time if unrelated to an Option; or

(ii)	if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

(b)	Stock Appreciation Rights Related to an Option.

(i)	Payment. A Stock Appreciation Right granted in relation to an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).

(ii)	Exercise. Subject to Section 7(f), a Stock Appreciation Right granted in relation to an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in relation to an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(iii)

Amount Payable. Except as otherwise provided in Section 7(g), upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A)

Valley National Bancorp

  2009 Proxy Statement

the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iv)	Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in relation to an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in relation to a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.

(v)	Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in relation to a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, subject to Section 7(f), upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) hereof (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. If a Stock Appreciation Right Agreement contains an automatic exercise provision described in this Section 7(b)(v) and the Option or any portion thereof to which it relates is exercised within six (6) months from the date the Stock Appreciation Right is granted, such automatic exercise provision shall not be effective with respect to that exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c)	Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable. Upon the death of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d)	Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e)	Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

(f)	Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except in the event that the death of the Grantee occurs before the expiration of the six-month period.

Valley National Bancorp

  2009 Proxy Statement

(g)	Effect of Change in Control. In the event of a Change in Control, subject to Section 7(f), all Stock Appreciation Rights shall become immediately and fully exercisable.

8. Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)	Rights of Grantee.

(1)	Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(2)	If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

(b)	Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)	Lapse of Restrictions.

(1)	Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2)	In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.

(3)	In the event of termination of employment as a result of death or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse.

(4)	The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

Valley National Bancorp

  2009 Proxy Statement

(5)	With respect to any Shares of Accelerated Restricted Stock, the following restrictions will apply:

(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares of Accelerated Restricted Stock must be retained by the Grantee for a period of 24 months;

(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares of Accelerated Restricted Stock must be retained by the Grantee for a period of 18 months;

(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph 8(c)(5).

To effectuate the foregoing, the new certificate issued by the Escrow Agent pursuant to Section 8(e) for Shares of Accelerated Restricted Stock subject to the retention requirements above will bear an appropriate legend restricting transfers for the applicable period and will continue to be held by the Escrow Agent in accordance with Section 8(e).

(d)	Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company, and such cash dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)	Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect. Notwithstanding the foregoing, if requested by the Grantee, the Committee, in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.

9. Loans.

(a)	The Company shall not make or arrange any personal loans to a Grantee or Optionee who is an executive officer of the Company in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option. Such prohibition shall not prevent the Company or a Subsidiary from making or arranging such loans to an Optionee or Grantee who is not an executive officer of the Company (if approved by the Committee), in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions, including the rate of interest, if any, as the Committee shall impose from time to time, not inconsistent with the Plan.

(b)	No loan made in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

Valley National Bancorp

  2009 Proxy Statement

(c)	No loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option made under the Plan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee’s or Grantee’s employment due to death or retirement, or (ii) the date of termination of the Optionee’s or Grantee’s employment for any reason other than death or retirement.

(d)	Loans in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

(e)	A loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall be secured by a pledge of Shares with a Fair Market Value on the date of pledge of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares that are no longer required as security may be released to the Optionee or Grantee.

(f)	Every loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

10. Adjustment Upon Changes in Capitalization.

(a)	In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)	Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)	If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

11. Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder. Notwithstanding the foregoing, any other provision in this Plan or in an Option or Award Agreement, in the event of a transaction listed above or a Change in Control, the Committee, with the approval of the Board, shall have the right and authority to cancel and terminate all outstanding Options and Awards by paying each holder of an Option or Award in cash the difference between the exercise price, if any, and the Fair Market Value of the Shares underlying the Option or Award on the date of the consummation of the transaction or Change in Control. If the Committee elects to exercise its authority hereunder it shall provide each holder of an Option with the right to exercise the option (regardless of any vesting period) immediately prior to the transaction or Change in Control and shall provide each holder of an Award the right to fully vest that Award immediately prior to the transaction or Change in Control. A decision to exercise its right and authority, the manner of exercising its right and authority and interpretations by the Committee under the foregoing provision shall be final and binding on the holders of all Options and Awards.

Valley National Bancorp

  2009 Proxy Statement

12. Release of Financial Information. A copy of the Company’s annual report to shareholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company’s shareholders. Upon request the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company’s prior fiscal year.

13. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 10 and 11 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a)	increase the number of Shares as to which Options or Awards may be granted under the Plan;

(b)	change the class of persons eligible to participate in the Plan; or

(c)	cause Options issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.

Except as provided in Sections 10 and 11 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

14. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)	limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)	be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

(a)	This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)	The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)	The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with respect to the grant of Options, Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

Valley National Bancorp

  2009 Proxy Statement

(d)	Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e)	Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f)	In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

17. Miscellaneous.

(a)	Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)	Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(c)	Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then the beneficiary or beneficiaries named by the Optionee under the Company’s group term life insurance plan will be deemed to be the beneficiary.

18. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such Shareholder approval is obtained.

ADMISSION TICKET You may attend the meeting only if you own shares of common stock at the close of business on February 20, 2009. If your shares are registered with our transfer agent, American Stock Transfer, bring the admission ticket which is the top section of the proxy card. If you hold your shares in street name, you will need to bring evidence of your stock owner ship and a valid form of photo identification to the meeting to be allowed access. Evidence of ownership can be in the form of your account statement or a letter from your broker, or other institution reflecting your share ownership as of the record date of February 20, 2009. Please allow ample time for the admission procedures described above.

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 14, 2009

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints WALTER H. JONES, III, GERALD KORDE and ANDREW B. ABRAMSON and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Tuesday, April 14, 2009 at 10:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of the 15 nominees for director, FOR the ratification of the appointment of KPMG LLP, FOR the approval of Valley’s 2009 Long-Term Stock Incentive Plan and FOR the non-binding approval of the compensation of Valley’s named executive officers.

Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 14, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the annual meeting.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL14,

2009. The proxy statement and the annual report are available at the following weblink: http://www.valleynationalbank.com/filings.html

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21530303000000001000 2 041409

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. ELECTION OF 15 DIRECTORS:

FOR ALL NOMINEES

FOR WITHHOLD ALL NOMINEES AUTHORITY

(See FOR ALL instructions EXCEPT below)

NOMINEES:

O Andrew B. Abramson O Pamela R. Bronander O Eric P. Edelstein O Mary J. Steele Guilfoile O Graham O. Jones O Walter H. Jones, III O Gerald Korde O Michael L. LaRusso O Marc J. Lenner O Gerald H. Lipkin O Robinson Markel O Richard S. Miller O Barnett Rukin

O Suresh L. Sani O Robert Soldoveri

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS VALLEY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

3. TO VOTE FOR THE APPROVAL OF VALLEY’S 2009 LONG-TERM STOCK INCENTIVE PLAN

4. TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF VALLEY’S NAMED EXECUTIVE OFFICERS AS DETERMINED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

PLEASE SIGN, DATE AND RETURN PROMPTLY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 14, 2009 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 14, 2009. The proxy statement and the annual report are available at the following weblink: http://www.valleynationalbank.com/filings.html

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on February 20, 2009. If your shares are registered with our transfer agent, American Stock Transfer, bring the admission ticket which is the top section of the proxy card. If you hold your shares in street name, you will need to bring evidence of your stock ownership and a valid form of photo identification to the meeting to be allowed access. Evidence of ownership can be in the form of your account statement or a letter from your broker, or other institution reflecting your share ownership as of the record date of February 20, 2009. Please allow ample time for the admission procedures described above.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

21530303000000001000 2

041409

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. ELECTION OF 15 DIRECTORS:

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

NOMINEES:

Andrew B. Abramson

Pamela R. Bronander

Eric P. Edelstein

Mary J. Steele Guilfoile

Graham O. Jones

Walter H. Jones, III

Gerald Korde

Michael L. LaRusso

Marc J. Lenner

Gerald H. Lipkin

Robinson Markel

Richard S. Miller

Barnett Rukin

Suresh L. Sani

Robert Soldover

2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS VALLEY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

FOR AGAINST ABSTAIN

3. TO VOTE FOR THE APPROVAL OF VALLEY’S 2009 LONG-TERM STOCK INCENTIVE PLAN

4. TO APPROVE, ON ANON-BINDING BASIS, THE COMPENSATION OF VALLEY’S NAMED EXECUTIVE OFFICERS AS DETERMINED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE PLEASE SIGN, DATE AND RETURN PROMPTLY

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.